                                                                   Exhibit 10.16


                              AMENDED AND RESTATED
                              --------------------
              DISPOSITION AND DEVELOPMENT AGREEMENT, AGREEMENT OF
              ---------------------------------------------------
              PURCHASE AND SALE, AND LEASE WITH OPTION TO PURCHASE
              ----------------------------------------------------


                                    between

           THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF COMPTON, a public body, corporate and politic,


                                      and


                          COMPTON ENTERTAINMENT, INC.,
                            a California corporation



                 Walnut Industrial Park Redevelopment Project


                             AMENDED AND RESTATED
                             --------------------
              DISPOSITION AND DEVELOPMENT AGREEMENT, AGREEMENT OF
              ---------------------------------------------------
              PURCHASE AND SALE, AND LEASE WITH OPTION TO PURCHASE
              ----------------------------------------------------


       THIS AMENDED AND RESTATED DISPOSITION AND DEVELOPMENT AGREEMENT (this "DDA" or "Lease") is made as of this 4th day of April, 1995, by and between the COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF COMPTON, a public body corporate and politic ("Agency") and COMPTON ENTERTAINMENT, INC., a California corporation ("Redeveloper").

RECITALS

  A. The purpose of this DDA is to effectuate the Agency's Redevelopment Plan, as amended (the "Redevelopment Plan") for the Walnut Industrial Park Project Area (the "Project Area") in the City of Compton (the "City") by facilitating the development, rehabilitation and operation of all or some portion of an existing hotel structure (the "Hotel") and entertainment center (the "Entertainment Center") containing one or more restaurants and a card club (the "Card Club"), and parking (and which may contain a nightclub/sports lounge, gift shop, meeting facilities/theater, corporate business lounge, and assorted concession venues), on a parcel of real property of approximately 24.45 acres (the "Property") located within the Project Area. The Property is legally described in Exhibit 1 attached hereto, and is depicted on the Site Plan attached hereto as Exhibit 2.

  B.   Agency is the owner of the Property.

  C. Redeveloper desires to purchase a portion of the Property and to lease the remainder of the Property for the purpose of developing and operating the Hotel and Entertainment Center thereon.

  D. Agency desires to lease the Property to Redeveloper in accordance with the terms and conditions set forth hereinbelow.

  E.   The Property contains four elements:

       1. A portion of the Property (the "Convention Center Parcel") currently improved with a convention center and parking structure, including the underlying land, all of which is subject to easements for access to, support of and parking for the Hotel Parcel.

       2. A portion of the Property (the "Hotel Parcel") consisting of a parcel of air space which includes a nine (9) story hotel containing 290 guest rooms and ancillary areas such as lobbies, restaurant, kitchen, bars, commercial areas and the like.

       3. A portion of the Property (the "Parking Parcels") will be improved with parking to support the Hotel and the Entertainment Center.

       4. A portion of the Property consists of additional land (the "Expansion Parcels") upon which Redeveloper shall have the right to expand by construction of an additional casino or card club.

       The Hotel Parcel, the Parking Parcels and the Expansion Parcels are referred to herein collectively as the "Leasehold Parcels" or the "balance of the Property."

  F. This DDA consists of an agreement of purchase and sale of a portion of the Property, a lease of the balance of the Property to Redeveloper and, if Redeveloper complies with the terms thereof, an option to purchase the balance of the Property.

  G. The parties hereto are parties to that certain Disposition and Development Agreement dated as of December 10, 1992, concerning real property adjacent to the Property (the "Prior DDA"). By this DDA, the parties shall amend and restate such Disposition and Development Agreement on the terms provided herein.

  H. Redeveloper has obtained a license (the "License") from the City of Compton ("City") to operate within the City of Compton a Card Club pursuant to
Section 9-10 of the Compton Municipal Code, on the terms and conditions set forth in the City's Resolution No. 17,087. Such license has been extended and amended by City Resolution Nos. 17,617 and 17,831. More or less concurrently herewith, Redeveloper is applying for an amendment to the license to cover the entire Property so as to permit expansion of the Card Club.

  I. Redeveloper proposes to: (i) construct improvements to complete and rehabilitate the Hotel so that it can be operated, in whole or in part, as a full service hotel lodging facility, (ii) construct improvements to the Property so that the Entertainment Center, including the Card Club, can be operated therefrom, (iii) construct additional parking needed to support the Hotel and Entertainment Center, and (iv) subject to Section 29 hereof, within fifteen (15) years after the date hereof, construct, open and operate an expansion of the Card Club facility on the Expansion Parcels and/or other portions of the Property. Construction of such improvements and operation of the Hotel and Entertainment Center from the Property, and construction of the expansion facility on the Expansion Parcels are referred to herein as the "Project."

  J. The Project will assist in the elimination of blight in the Project Area, will provide additional jobs, and will substantially improve the economic and physical conditions in the Project Area in accordance with the purposes and goals of the Redevelopment Plan.

       NOW THEREFORE, the parties agree as follows:

       1.   Purchase and Sale of the Convention Center Parcel.
            -------------------------------------------------

            (a) Redeveloper hereby agrees to purchase from Agency, and Agency agrees to sell to Redeveloper, the Convention Center Parcel, including the underlying land and parking structure, subject to easements of support and for parking for the benefit of the Hotel Parcel, on the terms and conditions set forth hereinbelow.

            (b) The purchase price shall be $2,000,000 cash, payable in full at closing.

            (c) Closing shall occur at such time as the contingencies set forth in Section 2(b) hereof have been satisfied, but in no case later than July 31, 1995; provided, however, if the closing has not occurred by July 31, 1995 due to the fact that the bonds described in Section 5 have not theretofore been defeased, then the closing date may be extended for up to 90 additional days, and if the closing has not occurred by October 31, 1995, then either party hereto may terminate this DDA if the terminating party has not defaulted hereunder. Notwithstanding the foregoing, if the sole reason that the closing has not occurred is due to the fact that the lis pendens recorded on April 10, 1995, as Instrument No. 95-496676, Official Records, Los Angeles County (the "Lis Pendens") has not been expunged, then the closing date may be extended until such time as the Lis Pendens has been expunged as an exception to title; provided, however, if the Lis Pendens is not expunged as a title exception by April 30, 1996, then either party may thereafter terminate this Agreement.

            (d) In addition to other matters of title, as provided in Section 3 hereof, title shall be subject to the following matters:

                (i) Existing easements of access, support and for parking referred to hereinabove.

                (ii) The Grant Deed pursuant to which Redeveloper or its successor in interest takes title shall contain a deed covenant in favor of Agency and City obligating the grantee, its successors and assigns to continuously and uninterruptedly operate the Hotel, Card Club and Entertainment Center (except for necessary interruptions which shall not exceed six consecutive months). If any such use becomes unfeasible or is rendered illegal (other than as the result of voluntary action on the part of Redeveloper or a successor in interest), the parties shall negotiate in good faith to substitute appropriate uses for the Property. Said covenant shall become ineffective from and after the date that is fifty years after the Rent Commencement Date (as defined below).

                (iii) A deed of trust (the "deed of trust"), in favor of Agency securing Redeveloper's performance under the Lease hereinafter provided for, shall be recorded at closing; provided, however, that the foreclosure of such deed of trust shall not extinguish the Agency's obligation to deliver the sum set forth in Section 1(e) hereof upon the conditions set forth in Section 1(e).

            (e) Anything in Section 1(d)(iii) hereinabove or in the Lease to the contrary notwithstanding, if, for any reason other than the exercise by Redeveloper of the option to purchase the Leasehold Parcels, as provided herein, the Lease is terminated, including a voluntary termination under Section 4(c) hereof or a termination for breach on the part of Redeveloper or any successor to Redeveloper, Agency shall be obligated to pay to Redeveloper or to its successor in interest, the original $2,000,000.00 purchase price of the Convention Center Parcel, and Redeveloper shall be obligated to reconvey the Convention Center Parcel to Agency. The failure of Redeveloper to reconvey the Convention Center Parcel to Agency shall be deemed an event of default under the deed of trust referred to in Section 1(d)(iii) hereof. Such repurchase price shall be paid over such period of time as shall be determined by binding negotiations of the parties during the 90 day period following the termination of the Lease. Upon the exercise of by Redeveloper of the option topurchase the Property which is subject to the Lease and the payment of the purchase price thereof, the provisions of this Section 1(e) shall be ineffective, and the deed of trust referred to in Section 1(d)(iii) shall be reconveyed. The effect of the covenants referred to in Section 1(d)(ii) and this Section 1(e) shall survive the transfer of title to the optioned property to Redeveloper or its permitted successor in interest.

            (f) The purchase price shall be paid in all cash through the close of escrow. Agency will pay the cost of a CLTA policy of title insurance, any documentary transfer tax, and one half of the escrow fees. Redeveloper will pay the cost of recording, the additional premium and any expenses (including survey costs) in the event Redeveloper desires to obtain an extended coverage policy of title insurance, and the other half of the escrow fees. In connection therewith, the parties shall execute normal and necessary escrow instructions and all documents reasonably called for thereunder, so long as such instructions and documents are not inconsistent herewith.

     2.   Lease of the Hotel and Other Parcels.
          ------------------------------------

          (a) Agency hereby leases the Leasehold Parcels to Redeveloper, and Redeveloper leases the Leasehold Parcels from Agency (the "Lease"), for the term set forth in Section 8 hereof, subject to and on the terms and conditions set forth in this Lease.

          (b) Notwithstanding the foregoing, this Lease, including the parties' obligations hereunder, is subject to the satisfaction or waiver of each of the following conditions on or before the Effective Date (as hereinafter defined):

              (i) Agency's receipt of an opinion from bond counsel to be selected and approved by Agency that this transaction will not adversely affect the tax exempt status of any bonds or other obligations issued to finance the acquisition and/or construction of the Property or any part thereof (including any improvements thereon) to be leased or conveyed to Redeveloper. This condition is inserted for the sole benefit of Agency and may be waived or deferred by an instrument in writing signed by Agency. The parties shall use their best efforts to resolve any bond issues raised by such opinion letter;

              (ii) Redeveloper's execution and delivery of the deed of trust and other security instruments and a recordable Memorandum of Lease, in substantially the form approved by Agency and Redeveloper's title insurance company;

              (iii) The City of Compton's adoption of an amendment to the License providing that Hollywood Park, Inc., may be a licensee upon a change in state law allowing Hollywood Park, Inc., (or a joint venture of Hollywood Park, Inc., and the Redeveloper) to hold such license, and subject to Hollywood Park, Inc. (or such joint venture) qualifying as a licensee pursuant to Subsections 9-10.1 through 9-10.10, and 9-10.13, of the Compton Municipal Code, and any other applicable provisions of the Compton Municipal Code;

              (iv) Agency's delivery to Redeveloper of Redeveloper's Policies of Title Insurance described in Section 6 hereof. This condition is inserted for the sole benefit ofRedeveloper and may be waived, in whole or in part, or deferred by Redeveloper by an instrument in writing signed by Redeveloper.

If the foregoing conditions are not satisfied or waived by the time permitted for closing under Section 1(c) hereof, then this Lease may be terminated by either party on ten (10) days prior written notice to the other party, and this Lease shall thereafter be of no further force or effect.

     3.   Title and Survey.
          ----------------

          (a) Within ten (10) business days following execution hereof, Agency shall deliver to Redeveloper a Preliminary Title Report issued by Old Republic Title Company. Redeveloper's fee interest in the Convention Center Parcel shall be insured by a standard form, CLTA Owners Policy of title insurance, and Redeveloper's leasehold interest in the balance of the Property shall be insured as of the Effective Date by a CLTA Policy of Leasehold Title Insurance (the "Leasehold Policy") to be purchased and paid for by Agency. The Policy shall insure Redeveloper's leasehold interest in the Leasehold Parcels free and clear of all liens, encumbrances, restrictions, and rights-of-way of record, subject only to the following permitted conditions of title ("Permitted Title Exceptions"):

              (i) Agency's fee interest in the Leasehold Parcels;

              (ii) The applicable zoning, building and development regulations of any city, county, state or federal jurisdiction affecting the Property; and

              (iii) Those exceptions approved by Redeveloper by May 31, 1995. If Redeveloper unconditionally disapproves any exceptions, this DDA shall thereupon terminate and shall be of no further force or effect, unless the sole disapproved exception is the Lis Pendens, in which case this DDA shall terminate if the Lis Pendens is not expunged by April 30, 1996. If Redeveloper conditionally disapproves any exceptions, then Agency shall have ten (10) business days after receipt from Redeveloper of a written specification of the title exceptions to which Redeveloper is taking objection within which to either agree to remove the exceptions to which objection was taken or to notify Redeveloper that it is unwilling or unable to do so. In the event that Agency gives notice that it is unwilling or unable to remove any exception to which objection was taken, then Redeveloper shall have ten (10) business days within which to give notice that either (A) it will accept title subject to the exceptions as to which the Agency is unwilling or unable to remove, or (B) to terminate this DDA forthwith, in which instance each of the parties shall be relieved of all further liability hereunder, provided that no such termination shall affect the License for the Card Club or any liability of Redeveloper to City in connection therewith. The failure of Agency to give notice as provided hereinabove within the ten (10) day period shall be deemed to be a notice that it is unwilling or unable to cure the title exceptions to which Redeveloper took exception, and the failure of Redeveloper to give notice within the subsequent ten (10) day period that it will either accept title subject to such matters or to terminate this DDA shall be deemed an election on the part of Redeveloper to terminate this DDA. If Agency gives notice that it intends to remove a title defect, it shall use its best efforts to complete such action within thirty (30) daysthereafter, but, in any case, Agency shall proceed diligently to cause such title exceptions to be removed.

                  (iv) With respect to the Convention Center Parcel, those matters set forth in Section 1(d) hereof.

              (v) Should a title exception which Agency is unwilling or unable to cure and which Redeveloper is unwilling to accept apply only to one or more the Expansion Parcels, then Redeveloper may elect to defer or sever the affected parcel by giving written notice thereof to Agency. In the event that the affected parcel is severed therefrom, there shall be an equitable reduction in the rental and the option price pursuant to Section 30 hereof. In the event that the parcel is merely deferred, no such adjustments shall be made until such time as Redeveloper elects to sever the particular parcel or parcels and gives notice thereof as provided herein.

          (b) Redeveloper has elected to obtain an ALTA Extended Coverage Title Insurance Policy for the Convention Center Parcel and the Leasehold Parcels. Redeveloper shall cause a licensed surveyor or civil engineer to conduct a survey of the Property, to prepare from the survey a legal description satisfactory to the title company insuring Redeveloper's title, and to prepare a plot plan showing the location of any streets, easements, and rights of way over or in favor of the Property, by June 7, 1995. Redeveloper shall approve or disapprove any survey by June 15, 1995. Any survey and any premiums for endorsements or extended coverage shall be paid by Redeveloper.

     4.   Term.
          ----

          (a) Effective Date of Agreement.  This Lease shall become effective
              ---------------------------
(the "Effective Date") on the close of escrow on the purchase and sale of the Convention Center Parcel. If escrow has not closed by July 31, 1995, then (subject to the extensions of time for the reasons set forth in Subsection ) either party may terminate this Agreement. Redeveloper shall have the right, on five (5) days prior notice in writing, to enter into the entire Property (including both the Convention Center Parcel and the Leasehold Parcels) at any time prior to the Effective Date for the purposes of undertaking preconstruction inspection, testing and planning studies, and Redeveloper's obligation to indemnify Agency, pursuant to Section 17 hereof, shall commence on the date which is five (5) days after such notice is given (but the insurance obligations set forth in Section 17 shall not commence until the Effective Date). Redeveloper shall not commence any work of improvement or other construction prior to the Effective Date.

          (b) Term of Lease.  The term of this Lease (the "Term") shall commence
              -------------
on the Effective Date, and shall end on the date that is fifty (50) years after the Rent Commencement Date; unless sooner terminated as provided for herein.
The Rent Commencement Date shall be the earlier of (i) the date that the Card Club or Hotel open for business or (ii) the date that is two (2) years after the Effective Date. Notwithstanding the foregoing, if the rehabilitation of the Hotel and Entertainment Center has not been completed by the date set forth in the Schedule of Performance, then the Agency shall have the right to terminate this Lease upon giving Redeveloper thirty (30) days written notice, and all rights of Redeveloper hereunder or in the Property (including the Initial Improvements (as defined below)) shall thereupon cease and shall be of no further force or effect,provided however, that within such thirty (30) day notice period, Redeveloper shall have the right to exercise its option to purchase the Property, as provided in Section 30 hereof. If the Card Club has not opened for business within 5 years after the Effective Date, or if the Redeveloper has not purchased the Property by the date that is 5 years after the Effective Date, then the Agency shall have the right to bring forth a substitute developer or operator for the Card Club, and in such event the Redeveloper shall negotiate in good faith with such party for either an operating agreement or a buy-out, on reasonable and fair terms, of the Redeveloper's interest in this DDA. For the purposes hereof, a "Lease Year" shall be the period commencing on the Rent Commencement Date or any anniversary thereof and ending on the day prior to the next anniversary of the Rent Commencement Date.

          (c) Redeveloper's Right to Terminate the Lease.  Redeveloper shall
              ------------------------------------------
have the right, at any time either (i) prior to issuance of any building permits for the Property, or (ii) after issuance of the Certificate of Completion as described in Section 22 hereof, to terminate this DDA; provided, however, in the event of such termination, Redeveloper shall remain liable for any accrued obligations hereunder arising prior to the date of termination, and any rights of Agency which are intended to survive the termination of this Lease shall continue in full force and effect. Redeveloper shall provide 90 days prior written notice to Agency of any election to terminate this DDA. Redeveloper shall not have the right to terminate this DDA during the period (i) from and after issuance of any building permit for the Property and (ii) prior to the issuance of the Certificate of Completion. In the event of such termination, Redeveloper shall be released of any further obligation to pay rent (other than rent accrued prior to the date of termination).

          (d) Personalty.  Upon termination of the Lease for any reason other
              ----------
than the exercise by Redeveloper or its permitted successor in interest of the option to purchase the Property as provided herein, Redeveloper shall deliver possession of the Property (including both the Convention Center Parcel (subject to Section 1(e)) and the Leasehold Parcels) to Agency in a good and workable state of repair (ordinary wear and tear excepted), together with full inventories of furniture, fixtures and equipment of the type for which Redeveloper was entitled to Rent Reduction/Credit under Section 6 hereof, including all additions to or replacements of such items installed after the initial rehabilitation of the Property.

          5.   Rent.  Redeveloper shall pay to Agency, without demand, prior
               ----
notice, deduction, or set-off (except as provided in Section 10 hereof) base rent ("Base Rent"), in the following sums:

          Lease Years 1 through 5        -    $  600,000 per year
          Lease Years 6 through 10       -    $  850,000 per year
          Lease Years 11 through 15      -    $1,100,000 per year
          Lease Years 16 through 20      -    $1,350,000 per year
          Lease Years 21 through 25      -    $1,600,000 per year
          Lease Years 26 through 30      -    $1,850,000 per year
          Lease Years 31 through 35      -    $2,100,000 per year
          Lease Years 36 through 40      -    $2,350,000 per year
          Lease Years 41 through 45      -    $2,600,000 per year
          Lease Years 46 through
               the end of the Lease      -    $2,850,000 per year

Base Rent shall be payable in advance on the first day of each Lease Year, in legal currency of the United States, commencing on the Rent Commencement Date.

          6.   Rent Reduction/Credit.  Redeveloper shall receive a credit
               ---------------------
against any Base Rent obligation of Redeveloper set forth in Section 10 in an amount equal to the actual verified costs of the Initial Improvements constructed or installed by Redeveloper for the Hotel and the Convention Center, including the actual verified costs of furnishing and equipping the Hotel and Entertainment Center pursuant to Section 18 hereof and Exhibit 4 hereto, such costs of construction, furnishings and equipage including but not limited to inventories of china, glassware and linens, ("Initial Improvement Costs") to be consistent with budgets prepared by Redeveloper and submitted to and approved by Agency, provided however that the cost of remedying defects, certified as latent defects by the City Engineer, which existed at the Effective Date and which Redeveloper would have included in the budgets had their existence been known at the Effective Date, shall be eligible for reimbursement even if not included in the approved budgets. For purposes hereof, the "Initial Improvements" are the improvements to the Hotel and Convention Center approved by Agency and provided pursuant to the Scope of Development, and the furniture, fixtures and equipment having a useful life of one year or more reasonably required to open the Hotel and Card Club for business, where first approved by Agency and described in the Scope of Development, constructed or acquired prior to the earlier of (i) the issuance of the Certificate of Occupancy, or (ii) issuance of the Certificate of Completion, or (iii) the opening of the Hotel or Card Club for business. Except as specifically provided herein, no capital investment after the Initial Improvement Costs shall be eligible for such credit. Expendables, and other personalty having a useful life of one year or less, shall not be deemed to be part of the furniture, fixtures and equipment the cost of which is eligible for such credit, unless otherwise approved by Agency's Board of Directors. Redeveloper's allowable credit shall be on a dollar for dollar basis and shall be applied to the first Base Rent due hereunder. Any unused credit in any Lease Year shall be carried forward to the next ensuing Lease Year. Redeveloper shall not receive the credit against Base Rent unless and until (i) Redeveloper is entitled to receive a Certificate of Completion, and (ii) the Hotel and Entertainment Center (including the Card Club) are complete and free of mechanics' and materialmen's liens which concern an amount, in the aggregate, of $100,000.00 (or any such liens are released through counterbonding pursuant to California Civil Code Section 3143). No credit shall be available for costs incurred after the Hotel or Card Club receives a Certificate of Occupancy or opens for business unless the Agency's Board of Directors agrees to provide such additional credit.

          7.   Additional Consideration.  Compton Entertainment, Inc. ("CEI"),
               ------------------------
shall, as additional consideration, deliver to with Agency the sum of $1,000,000. Such additional consideration shall be delivered by CEI to Agency in ten installments as follows: The sum of $100,000 shall be paid on the first day of the third Lease Year, and the sum of $100,000 shall be paid by CEI to Agency on the first day of each subsequent Lease Year through the 12th Lease Year, for an aggregate maximum of $1,000,000.00. The payments of additional consideration provided for herein shall not be subject to the Rent Reduction/Credit provided for in Section 6 hereof, and shall remain the obligation of CEI and shall not become the obligation of any assignee of this DDA.

          8.   Taxes.
               -----

          (a) Covenant to Pay Taxes.  As additional rent, Redeveloper shall pay
              ---------------------
directly to the appropriate taxing authorities all Taxes (as defined in Section 8(b)). All Taxes shall be paid at least 10 days before delinquency and before any fine, interest or penalty shall become due or be imposed by operation of law for their non-payment. Redeveloper shall furnish to Agency at least 10 days prior to the date when any Taxes would become delinquent receipts or other appropriate evidence establishing such payment. Notwithstanding the foregoing, so long as Redeveloper is fully operating the Card Club and the Hotel, Redeveloper shall not be obligated to pay or shall be entitled to receive a refund or rebate of that portion of any possessory interest taxes, or real property taxes relating to the Property, to the extent payable or allocable to Agency or City during the first ten (10) Lease Years of the Term. Provided, however, that if Redeveloper or Redeveloper's successor in interest has not obtained a State of California Gaming License for the Card Club within one year after the Effective Date, Redeveloper shall be obligated to pay the full possessory interest tax or real property tax (or any prorated portion thereof), and shall not be entitled to any rebate or refund thereof, until the date upon which the California Gaming License is obtained.

          (b) Definition of Taxes.  The term "Taxes" shall include all real
              -------------------
property taxes (including increases in real property taxes caused by reappraisals that are the result of changes in the ownership of Agency's interest), possessory interest taxes, personal property taxes, charges and assessments, (including but not limited to street improvement liens) which are levied, assessed upon or imposed by any governmental authority or political subdivision thereof during or with respect to any portion of the Term hereof with respect to the Property or any improvements, fixtures, equipment or other property of Redeveloper or Agency, real or personal, located on the Property or used in connection with the operation of the Project, and any tax which shall be levied or assessed in addition to or in lieu of such real or personal property taxes, and any license fees, taxes measured by or imposed upon rents, or other taxes or charges upon Agency's leasing of the Property or the receipt of rent hereunder. All assessments, taxes, fees, levies and charges imposed by governmental agencies for services such as fire protection, street, sidewalk and road maintenance, refuse removal and other public services generally provided without charge to owners or occupants prior to the adoption of Proposition 13 by the voters of the State of California in the June 1978 election, also shall be deemed included within the definition of "Taxes" for the purposes of this Lease. Provided, however, that the definition of "Taxes" shall not include (i) any taxes imposed by City (other than gaming tax) unless such taxes are of general application over the City as a whole, or (ii) any special assessments or special taxes hereafter adopted by City against the Property unless Redeveloper shall have been granted the right of a property owner to protest the inclusion of the Property in the Special District in question.

          (c) Proration of Redeveloper's Tax Liability. Redeveloper's liability
              ----------------------------------------
to pay Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the Term at its commencement or expiration.

          9.   Use and Compliance with Laws.
               ----------------------------

          (a) Redeveloper or an operator under contract to Redeveloper shall use and operate the Property solely for the following purposes:

              (i) the construction and operation of the Hotel in whole or in part.

              (ii) the construction and operation of the Card Club containing the maximum number of gaming tables permitted, subject to health and safety codes and marketing consideration, in order to maximize revenues.

              (iii) operation of one or more restaurants (the "Restaurants").

          (b) Redeveloper shall have the obligation to provide ancillary facilities which may include but need not be limited to a night club, a sports bar and other entertainment facilities. The parties recognize that public demand for such matters may vary from time to time as public tastes and technology change, and Redeveloper agrees to consult with Agency with respect to the installation, commencement and termination of operation, substitution and other modification or replacement of such ancillary facilities.

Redeveloper covenants to and for the benefit of Agency that, subject to Section 32 hereof, Redeveloper shall continuously and uninterruptedly, throughout the Term of this Lease, operate the Hotel, in whole or in part, the Card Club and one or more Restaurants on the Property, following completion of the Initial Improvements constituting the Project, subject to temporary closures for repairs or remodeling which are reasonable in frequency and duration. Redeveloper shall diligently pursue obtaining the requisite permission from the State of California for operation of the Card Club.

          (c) At all times from and after opening for business, Redeveloper shall at all times during the Term hereof obtain, keep and maintain all licenses and permits required by state and local governmental authorities necessary to operate the Hotel and the Entertainment Center from the Property. Redeveloper hereby agrees to comply with all obligations under the Card Club License issued by the City of Compton, and Redeveloper's breach thereof or the termination thereof shall be a breach of this Lease.

          (d) Redeveloper shall at all times provide such security for operation of the Hotel and Entertainment Center as shall reasonably be required to provide all necessary protection for the customers, employees, guests, contractors and other invitees of the Entertainment Center. Redeveloper shall fully comply with the security requirements of the City of Compton Card Club Ordinance and with the Security Plan submitted to and approved by the City in connection with the issuance of the Card Club License. Neither Agency nor Agency's Executive Director shall have any duty or obligation to review, evaluate, or direct the security of the Hotel and Entertainment Center operation, it being the intent hereof that Redeveloper shall be solely responsible for providing all necessary security. Redeveloper shall indemnify, hold harmless and defend Agency and City against any and all loss, cost or obligation with respect to any claim that any injury to person or property arising out of or in connection with the operation of the Property was the result of or was aggravated by any lack of security or defect in the security plan or the implementation thereof,except for matters caused by the sole active negligence or to the extent of the wilful misconduct of Agency or City.

          (e) Redeveloper shall, at Redeveloper's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, covenants, conditions, and restrictions of record, and requirements of any governmental authority or the local Insurance Services Office in effect during the Term hereof, regulating the Property, the improvements thereon, or Redeveloper's use of the Property. Redeveloper shall keep and maintain in full force and effect, and in good standing, all permits and licenses required from state and local governmental authorities for operation of the Hotel and Entertainment Center (including the Card Club), and termination of any permit or license shall be a material breach hereof. If the Insurance Services Office or any other similar body or any bureau, department or official of the state, county or city government or any other governmental authority having jurisdiction requires that any changes, modifications, replacements, alterations, or additional equipment necessary to life safety be made or supplied in or to any portion of the Property by reason of Redeveloper's use thereof, Redeveloper shall, at Redeveloper's cost and expense, make and supply such changes, modifications, replacements, alterations or additional equipment. Redeveloper shall not use nor permit the use of the Property in any manner that will tend to create waste or a nuisance.

          (f) At present, the Property conforms to the Redevelopment Plan. This Lease is conditioned upon, and Redeveloper shall at all times operate the Property, in conformity with the Redevelopment Plan.

          (g) Notwithstanding anything provided herein to the contrary, the parcels identified as Parcels 2, 3 and 4 of Parcel Map 10784, recorded in Book 112, Pages 96 and 97, of Parcel Maps, Official Records, Los Angeles County, California, Parcels 1 and 2 of Parcel Map 8669, recorded in Book 87, Page 9, of Parcel Maps, Official Records, Los Angeles County, California, and Parcels 2, 7, and 11 of Parcel Map 7899, recorded in Book 79, Page 47-49, of Parcel Maps, Official Records, shall be used by Redeveloper only for surface parking (unless redesignated at the request of Redeveloper and approved by the Agency), and Parcels 8 and 9 of Parcel Map No. 7899 shall be used by Redeveloper only for purposes of expansion of the Card Club and/or for a Casino pursuant to an approved plan of expansion, provided that such plan makes provision for, and Redeveloper in fact provides, not less than 14 gross acres of surface parking on the Property for the benefit of the Hotel and Entertainment Center and for no other purpose whatsoever. The Agency shall not unreasonably withhold consent to redesignation of the parcels for development of the expansion of the Card Club, and no fee shall be charged for such redesignation except as may be necessary to cover any of the Agency's reasonable expenses (including attorneys fees) in effectuating such redesignation.

          10.  Physical Condition of the Property.
               ----------------------------------

          (a) "As-Is" Condition.  Except as provided herein below to its
              -----------------
contrary, Agency disclaims any and all covenants or warranties respecting the condition of the soil or subsoil or any other physical or environmental condition of the Property. Redeveloper is purchasing and leasing the entire Property in their "as-is" condition. Prior to the date set forth in the Schedule ofPerformance attached hereto as Exhibit 3 (the "Schedule of Performance"), Redeveloper may, at Redeveloper's expense, conduct examinations, soils tests or an environmental site assessment on the Property (in connection with which Redeveloper shall indemnify and hold Agency and the Property free and harmless from any and all costs, expenses, liabilities and charges resulting from Redeveloper's entry onto the Property). If the examination or soils tests reveal that the Property is not suitable (or cannot be made suitable at reasonable cost) for construction of the Initial Improvements thereon, Redeveloper may elect to cancel this DDA upon written notice to Agency given within ten (10) days after Redeveloper's receipt of the completed soils reports or environmental site assessments, but in any event such notice shall be delivered to Agency no later than June 15, 1995. Agency hereby assigns to Redeveloper any and all causes of action which it may have against prior developers, builders, contractors, subcontractors or suppliers of labor and/or materials to the Hotel Parcel and the Convention Center Parcel for design and construction defects, negligent construction or other causes of action of a similar nature resulting in damage to the Hotel Parcel and/or the Convention Center Parcel, it being understood that (i) all costs of any litigation (including attorneys' fees) shall be borne solely by Redeveloper and (ii) the proceeds from any recovery with respect to such litigation, after payment of the costs thereof (including attorneys' fees), shall be credited against the cost of the Initial Improvement Costs, thus reducing the Rent Reduction/Credit referred to in Section 6 hereof.

          (b) Environmental Conditions of Property Prior to Commencement of
              -------------------------------------------------------------
Lease. Agency shall be solely responsible for the costs of clean up or
-----
remediation of any deposit or discharge of Hazardous Materials on or from the Property which occurred prior to the Effective Date, and Agency shall indemnify, hold harmless and defend Redeveloper against any and all loss, cost or obligation with respect thereto (including attorneys fees and costs), provided, however, that Agency shall not be liable to Redeveloper for any consequential damages suffered by Redeveloper by reason of the existence of any Hazardous Waste on the Property which existed prior to the Effective Date and which could have reasonably been discovered by a competent environmental assessment of the Property.

          (c) Environmental Condition of the Property During Lease Term.
              ---------------------------------------------------------
Redeveloper shall indemnify, protect, defend and hold harmless Agency from and against any and all claims, liabilities, suits, losses, costs, expenses and damages, including but not limited to attorneys' fees and costs, arising out of any claim for loss or damage to any property, including the Property (including both the Convention Center Parcel and the Leasehold Parcels), injuries to or death of persons, or for the cost of cleaning up the Property, and removing hazardous or toxic substances, materials and waste therefrom, by reason of contamination or adverse effects on the environment, or by reason of any statutes, ordinances, orders, rules or regulations of any governmental entity or agency requiring the clean-up of the Property caused by or resulting from any hazardous material, substance or waste introduced to the Property during the Term of this Lease. The foregoing indemnity shall survive the expiration or termination of this Lease, and the close of escrow in the event of Redeveloper's exercise of the option to purchase the Leasehold Parcels set forth below. However, Redeveloper shall not be liable on account of this indemnity if, prior to the date set forth in the Schedule of Performance, Redeveloper elects to terminate this Lease on account of Redeveloper's disapproval of the condition of the Property as provided in Section 10(a) hereof. Moreover, upon the expiration of this Lease, if Redeveloper has not purchased theLeasehold Parcels, then Redeveloper shall not thereafter be liable on account of this indemnity as a result of hazardous or toxic substances, materials, or waste that were located on the Leasehold Parcels prior to the Effective Date, except to the extent such hazardous or toxic substances, materials, or waste were deposited on the Property prior to the Effective Date by Redeveloper or Redeveloper's agents, officers, employees, contractors, sublessees, or assignees.

          (d) Other Conditions of Property.  Redeveloper, on behalf itself and
              ----------------------------
its successors, affiliates, partners, and assigns, hereby fully and entirely release and discharge the City (as a third party beneficiary hereof) and Agency (including the City's and Agency's servants, employees, agents, representatives, successors, descendants, heirs, executors, administrators, assigns, and attorneys), and of each of them alone, of and from any and all claims, causes of action, or demands, liabilities, damages, and losses, of whatever nature, anticipated or unanticipated, known or unknown, or in connection with, or in any way related to, the Property, or for the physical condition of the Property or any portion thereof, other than as provided hereinabove with respect to Hazardous Wastes. This release constitutes an explicit waiver by Redeveloper of each and all of the provisions of California Civil Code Section 1542, which states as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          Redeveloper's Initials:  _____________________________________________

          Redeveloper hereby declares and represents that Redeveloper is effecting and executing this release of the City and Agency after having read all of this release and with full understanding of its meaning and effect and after having received full legal advice as to Redeveloper's rights from an attorney.

          11.  Construction by Redeveloper.
               ---------------------------

               (a)  Approval of Financing.  Within ninety (90) days after the
                    ---------------------
Effective Date, Redeveloper shall deliver to Agency, for Agency's approval, evidence of Redeveloper's construction and take-out financing for the Initial Improvement Costs for the Initial Improvements to be constructed or installed by Redeveloper on the Property pursuant to this Section 11 including any plan of self financing, which approval shall not be unreasonably withheld or delayed.
In order to enable Agency to evaluate Redeveloper's financing, Redeveloper shall provide to Agency evidence of such financing including at a minimum Redeveloper's proforma and line-item budget, a copy of a binding commitment obtained by Redeveloper for a leasehold mortgage loan or loans financing, if applicable, (together with any equity capital contribution of Redeveloper) the hard and soft costs of constructing the Project, financial statements of Redeveloper and the lender, and other evidence satisfactory to Agency of sources of loans or capital, sufficient to demonstrate that Redeveloper has or will have adequate funds to cover all development and construction costs of the entire Project. The terms and conditions of such commitments, and the identity of the construction lender itself, shall be subject to Agency's approval, which approval shall not unreasonably be withheld, provided,however, that should the lender be a bank, savings and loan association, insurance company or other institutional lender, no approval of the identity of the lender or other source of funds shall be required.

               (b) Scope of Development. The Initial Improvements shall consist
                   --------------------
of the matters described in the Scope of Development attached hereto as Exhibit
5. The Initial Improvements shall include high quality landscaping as approved by Agency pursuant to the terms hereof (including, but not limited to, the Conditions of Construction set forth in Exhibit 4).

               (c) Construction Schedule. Redeveloper shall diligently comply
                   ---------------------
with all performance dates, including dates for submitting and obtaining approvals for plans and specifications, as set forth in the Schedule of Performance attached hereto as Exhibit 3 and incorporated herein by this reference (the "Schedule of Performance"). Redeveloper shall diligently seek approval of all plans and specifications, and permits, required to construct the improvements described in the Scope of Development.

               (d) Anti-discrimination During Construction. Redeveloper, for
                   ---------------------------------------
itself and its successors and assigns, agrees that it shall not discriminate against any employee or applicant for employment because of age, sex, marital status, race, handicap, color, religion, creed, ancestry, or national origin in the construction of the improvements constituting the Property.

               (e)  Commencement of Construction.
                    ----------------------------

                    (i) Redeveloper shall commence construction and installation of the Initial Improvements, notwithstanding any other Section of this Lease to the contrary (including but not limited to Section 32), within the time period set forth in the Schedule of Performance.

                    (ii) When necessary for Redeveloper to commence construction of the Initial Improvements, Redeveloper may use, sell, demolish, remove, or otherwise dispose of any improvements existing on the Property at the commencement of the Term of this Lease. Agency shall receive no compensation for such improvements other than the performance of Redeveloper's covenants expressed in this Lease, provided, however, that the proceeds from such disposition shall be credited against the Initial Improvement Costs, for purposes of computing the Rent Reduction/Credit under Section 6 hereof.

                    (iii) After commencement of construction, Redeveloper shall diligently prosecute such construction to completion. Such construction shall comply with the Conditions of Construction set forth in Exhibit 4 attached hereto and incorporated herein by this reference. All work shall be performed in a good and workmanlike manner, shall substantially comply with the plans and specifications submitted to and approved by Agency and shall comply with all applicable governmental licenses, permits, laws, ordinances and regulations.

                    (iv) No materials, equipment, fixtures, carpets, appliances, or any other part of the Initial Improvements shall be purchased or installed under conditional salesagreements, leases, or under other arrangements wherein the right is reserved or accrues to anyone to remove or to repossess any such items. Agency may, in the exercise of its good faith business judgment, permit certain specialized equipment to be leased for the Project but only with its prior written approval and, then, only upon Redeveloper's execution and delivery of an assignment of the lease to Agency, together with the original lease and the equipment lessor's written approval of such assignment, in form satisfactory to Agency.

               (f) Completion Of Construction.  Construction of the Initial
                   --------------------------
  Improvements shall be completed and the Hotel and Entertainment Center (including the Card Club) ready for occupancy and open for business by the date set forth in the Schedule of Performance; provided that the time for completion shall be extended for as long as Redeveloper shall be prevented from completing the construction by delays beyond Redeveloper's reasonable control, including but not limited to flood, earthquake, fire, acts of God, war, epidemic and civil commotion; provided, further, however, Redeveloper's failure to complete construction and equipage of the Card Club and Hotel and to open the Hotel for business within one year after Effective Date (subject to the term of any reasonable delay caused by force majeure) shall, at Agency's election, trigger Agency's right to terminate the Lease as provided herein; however, if this Lease is so terminated, then Redeveloper shall be released from liability for rent under this Lease accruing thereafter.

               (g) Minor Field Changes. The parties acknowledge that it is
                   -------------------
  common practice in the construction industry to make minor changes during the course of construction without substantially altering the plans and specifications previously approved by Agency. On completion of the work, Redeveloper shall give Agency notice of all changes in plans and specifications made during the course of the work and shall, at the same time, supply Agency with "as built" drawings accurately reflecting all such changes.

               (h) Easements, Zoning and Other Restrictions.
                   ----------------------------------------

                   (i) Easements and Dedications. In order to provide for the
                       -------------------------
  more orderly development of the Property, it may be necessary that street, water, sewer, drainage, gas, power line and other easements and dedications, and similar rights be granted or dedicated over or within portions of the Property. Agency shall, upon request of Redeveloper, join with Redeveloper in executing and delivering such documents as may reasonably be necessary for the purpose of granting such easements and dedications.

                   (ii) Zoning. If necessary or appropriate to the Project,
                        ------
  Agency agrees, from time to time upon request of Redeveloper, to execute such documents, petitions, applications and authorizations as may reasonably be appropriate or required for the purposes of obtaining conditional use permits, zoning and rezoning, tentative and final map approval, precise plan approval, and similar government approvals with respect to the Property or any part thereof. This paragraph shall apply to Agency solely in its capacity as owner of the Property and shall not in any way restrict or bind Agency acting in its governmental capacity.

                   (iii) Street Vacation.  If requested by Redeveloper and if
                         ---------------
  consistent with the approved plan of development, Agency will apply for vacation of internal streets within the Property, provided that such vacation does not result in the creation of land locked parcels.

                   (iv) Expenses. In each of the foregoing instances, Agency
                        --------
  shall be without expense therefor. Redeveloper shall pay all costs and expenses thereof (including reimbursement of normal application and processing fees and other normal and necessary out-of-pocket costs) incurred by Agency.

            (i) Ownership of Improvements.  The Initial Improvements on the
                -------------------------
  Property constructed or installed by Redeveloper shall be owned by Redeveloper until the expiration or sooner termination of the Term of this Lease; provided, however, if Redeveloper exercises the option described in Section 30 hereof and purchases the Property, then Redeveloper shall retain ownership of the Initial Improvements (in addition to all other Improvements, furniture, fixtures, and equipment) on the Property notwithstanding the termination of this Lease. Redeveloper shall not, however, remove any improvements from the Property (without Agency's prior written consent), nor waste, destroy or modify any improvements on the Property, except as permitted by this Lease. Anything in this Section 11(i) to the contrary notwithstanding, Redeveloper shall have the right to demolish or remove existing improvements on the Property if necessary or appropriate to permit development of the Property in accordance with the approved plans. The parties covenant and agree for themselves and all persons claiming under them that the improvements are real property. Upon expiration or sooner termination of the Term of this Lease (other than by reason of Redeveloper's exercise of its option to purchase under Section 30 hereof), all improvements on the Property, and all furniture, fixtures and equipment used by Redeveloper in operating the Property (including operation of the Hotel and Entertainment Center) shall, without additional compensation to Redeveloper, thereupon become Agency's property free and clear of all claims and encumbrances to or against them by Redeveloper or any third person, unless within ninety (90) days after such expiration or termination Agency requires that all or certain improvements or property be removed by Redeveloper at Redeveloper's expense or Redeveloper exercises the option described in Section 30 hereof and purchases the Leasehold Parcels.

            12.  Certificate of Completion.
                 -------------------------

            (a) After completion of construction, development, and installation by Redeveloper of the Initial Improvements, Agency shall, promptly following written request by Redeveloper therefor, furnish Redeveloper with a Certificate of Completion, for such completed Initial Improvements. After issuance of a Certificate of Completion for such completed Initial Improvements, any party then owning or thereafter purchasing, leasing or otherwise acquiring any interest in the Project shall not (because of such ownership, purchase, lease or acquisition) incur any obligation or liability under this DDA as to such portion of the Project, except that such party shall be bound by any covenants, conditions or restrictions contained in this Lease, or other instruments executed in accordance with theprovisions of this Lease. Neither Agency nor any other person, after recordation of a Certificate of Completion, shall have any rights, remedies or controls that it would otherwise have or be entitled to exercise as a result a breach of Redeveloper's construction obligations under this Lease, except that said Certificate of Completion shall have no effect on any other separate instrument signed by Redeveloper in favor of the City or Agency, nor shall it have any effect on Redeveloper's obligations under the environmental warranties and other indemnities provided herein, nor shall it waive any obligations of Redeveloper included hereunder to survive issuance of a Certificate of Completion.

            (b) If Agency refuses or fails to furnish a Certificate of Completion after written request from Redeveloper, Agency shall, within thirty
  (30) days after the written request, provide Redeveloper with a written statement of the reasons Agency refused or failed to furnish such Certificate of Completion. The statement shall also contain Agency's opinion of the action Redeveloper must take to obtain such Certificate of Completion. If the reason for such refusal is confined to the immediate availability of specific items or material for landscaping, and the estimated cost of completion does not exceed $250,000.00 and the particular item or matter is not essential to the operation of the Property, then Agency will issue its Certificate of Completion upon the posting by Redeveloper with Agency of a bond or other collateral satisfactory to Agency in an amount equal to 125% of the reasonable cost of completing the work not yet completed, but the posting of such bond shall not excuse Redeveloper from obligation to complete the work, and Redeveloper shall not be entitled to any Rental Credit for such work until it has, in fact, been completed.

            (c) Such Certificate of Completion shall not constitute evidence of compliance with or satisfaction of any obligation of Redeveloper to any holder of a mortgage, trust other than with respect to Redeveloper's right to claim the Rent Reduction/Credit for work actually completed. Such Certificate of Completion shall not be construed as a notice of completion as described in California Civil Code Section 3093.

            13.  Utilities and Services.  Redeveloper shall make all
                 ----------------------
  arrangements for and pay for all utilities and services furnished to or used by it or its licensees or subtenants, including, without limitation, gas, electricity, water, telephone service, communications, cable television, and trash collection, and for all connection charges.

            14.  Maintenance.
                 -----------

            (a) Throughout the Term, Redeveloper shall, at Redeveloper's sole cost and expense, maintain the Property in safe and first class condition and repair (ordinary wear and tear excepted) and in accordance with (i) all applicable laws, rules, ordinances, orders and regulations of federal, state, county, municipal, and other governmental agencies and bodies having or claiming jurisdiction and all their respective departments, bureaus, and officials; (ii) the insurance underwriting board or Insurance Services Office having jurisdiction over the Property; and (iii) all insurance companies insuring all or any part of the Property. Agency shall not have any responsibility to maintain the Property whatsoever.

            (b) Except as provided in Section 25 hereof, Redeveloper shall promptly and diligently repair, restore, and replace as required to maintain or comply as above, or to remedy all damage to or destruction of all or any part of the Property. The completed work of maintenance, compliance, repair, restoration, or replacement shall be equal in value, quality and use to the condition of the Property before the event giving rise to the work. Agency's election to perform any obligation of Redeveloper under this section on Redeveloper's failure or refusal to do so shall not constitute a waiver of any right or remedy for Redeveloper's default, and Redeveloper shall promptly reimburse, defend and indemnify Agency against all liability, loss, cost and expense arising from such election.

            (c) Redeveloper waives the provisions of California Civil Code sections 1941 and 1942 with respect to Agency's obligations for tenantability of the Leasehold Parcels and Redeveloper's right to make repairs and deduct the expenses of such repairs from rent.

            15.  Alterations.  Redeveloper shall not make any alterations or
                 -----------
  additions to the Leasehold Parcels (other than interior, non-structural, non-systemic alterations costing not more than $250,000 in any one instance) without the prior written consent of Agency's executive director, which shall not be unreasonably withheld. In constructing alterations or additions that exceed the cost of $250,000, or which affect the exterior or structural portions or the systems of the Leasehold Parcels, Redeveloper shall comply with (a) the Conditions of Construction set forth in Exhibit 4 and (b) the provisions of Section 11 hereof. If Redeveloper makes any alterations to the Leasehold Parcels as provided in this Section, the alterations or additions shall not be commenced until 20 days after Agency's executive director has received written notice from Redeveloper stating the date the construction of the alterations or additions is to commence so that Agency's executive director, on behalf of Agency, can post and record an appropriate notice of nonresponsibility. The provisions of this Section 15 shall not apply to the construction or installation of the Initial Improvements.

            16.  Destruction.
                 -----------

            (a) Partial Destruction; Restoration by Redeveloper.  If less than
                -----------------------------------------------
  fifty percent (50%) of the floor area of the improvements on the Property are rendered unusable by a casualty during the Term of this Lease and the proceeds of the casualty insurance are sufficient to do so or, if Redeveloper has failed to maintain the full amount of casualty insurance required by Section 17(c) hereof, whether or not the proceeds of the insurance are sufficient, then Redeveloper shall restore the Improvements on the Property to substantially the same condition as they were in immediately before such damage or destruction, in accordance with the original plans and specifications (except for changes as may be required by changed building and safety codes). Such damage or destruction shall not terminate this Lease. In reconstructing the improvements, Redeveloper shall comply with (i) the Conditions of Construction set forth in Exhibit 4 and (ii) the provisions of
  Section 11. In the event that, notwithstanding the fact that Redeveloper has maintained the full amount of casualty insurance required, the insurance proceeds are not adequate to fund the restoration of the Property, then Redeveloper may terminate the Lease in the manner providedhereinbelow with respect to a destruction of more than 50% of the Property, as provided in
  Section 16(b) hereinbelow.

            (b) Major Damage or Destruction; Redeveloper's Right to Terminate.
                -------------------------------------------------------------
  If more than fifty percent (50%) of the floor area of the improvements on the Property are rendered unusable by a casualty during the Term of this Lease, then Redeveloper shall have the option of either repairing and reconstructing the Property or of terminating this Lease. If Redeveloper elects to repair and reconstruct, Redeveloper shall promptly do so and shall comply with (i) the Conditions of Construction set forth in Exhibit 4 and (ii) the provisions of Section 11. During the period of reconstruction, Redeveloper may continue to conduct business from the Property from temporary facilities such as a tent or temporary structures (subject to compliance with local building and safety codes or other applicable municipal codes).

            To exercise its right of termination, Redeveloper must comply with all of the following conditions:

                   (i) Give Agency notice of termination within 30 days after the damage or destruction, specifying the date of termination which shall be not less than 60 days nor more than 120 days after the date such notice of termination is given;

                   (ii) Prior to the termination date, cure any defaults on Redeveloper's part under this Lease;

                   (iii) Continue to make all payments when due (including without limitation the prorated portion of any annual Base Rent becoming due after Redeveloper has given the notice of termination but prior to the date of termination), if any, as required by the provisions of this Lease until the date of termination, if Redeveloper continues to use the Property after the casualty but prior to the date of termination;

                   (iv) Prior to the termination date, pay in full any outstanding indebtedness incurred by Redeveloper and secured by an encumbrance or encumbrances on the Property or any part thereof or an interest therein, or alternatively, deliver to Agency the written consent of the holders of all such encumbrances to the early termination of this Lease and extinguishment of their liens;

                   (v) Prior to the termination date, cause to be discharged all liens and encumbrances encumbering the Property or Redeveloper's interest in the Leasehold Parcels resulting from any act or omission of Redeveloper;

                   (vi) On or before the termination date, deliver possession of the Property to Agency, quitclaim all right, title and interest in the Property to Agency and cease to do business on the Property, and vacate the Property;

                   (vii) Prior to the termination date, effectively relinquish, assign, and deliver to Agency Agency's share of insurance proceeds resulting from the casualty as provided in subparagraph (d) below.

  In the event of any such termination, any Base Rent paid in advance for such Lease Year, if any, shall be pro-rated through the date the Lease is terminated. If Redeveloper does not either (i) terminate the Lease as provided herein, or (ii) restore the Property in a timely fashion, then the Redeveloper shall be in breach hereof.

            (c) No Abatement or Reduction of Rent.  In case of any damage or
                ---------------------------------
  destruction where this Lease is not terminated, there shall be no abatement or reduction of rent except to the extent such rent is paid through a rental continuation policy or rider.

            (d) Insurance Proceeds.
                ------------------

                (i) If Redeveloper is obligated or elects to restore the Property pursuant to this Section, the proceeds of any insurance maintained under this Lease or pursuant to the deed of trust (other than rental continuation insurance) shall be made available to Redeveloper for payment of costs and expenses of repair. If the insurance proceeds are insufficient to cover the cost of repair, then Redeveloper shall deposit the amount of the deficiency with Agency or shall otherwise provide assurances to Agency's reasonable satisfaction that such funds are and will be available, and such funds shall be disbursed by Redeveloper first, and the balance of the construction costs shall be disbursed from the insurance proceeds by Agency.

                (ii) In the event that the Lease is terminated by reason of the destruction of all or some part of the improvements on the Property, then the casualty insurance proceeds shall be divided between Agency and Redeveloper as follows:

                     (A) Redeveloper shall receive the portion of the casualty insurance proceeds which bears the same relationship to the total casualty insurance proceeds as the value of the Initial Improvements not amortized through the Rent Reduction/Credit bears to the value of all of the improvements on the Property, both measured prior to the casualty loss.

                     (B) Any proceeds of fire and extended coverage insurance attributable to improvements on the Expansion Parcel, or any improvements that were purchased by Redeveloper, and that were constructed by Redeveloper at Redeveloper's cost and expense shall be retained by Redeveloper, except and to the extent of the credit, if any, given to Redeveloper by Agency on account of such improvements.

                     (C) Agency shall receive the balance of the casualty insurance proceeds.

  Anything herein to the contrary notwithstanding, Agency alone shall be entitled to any rent continuation insurance proceeds. In the event that Redeveloper exercises its option to purchase under Section 30 hereof and, in fact, consummates such purchase, Redeveloper shall be entitled to all of the casualty insurance proceeds.

            (e) Lease to Govern Redeveloper's Rights.  Redeveloper waives the
                ------------------------------------
  provisions of Civil Code (S)1932(2) and Civil Code (S)1933(4), or any successor statutes, with respect to any destruction of the Leasehold Parcels, and agrees that Redeveloper's rights in case of destruction shall be governed solely by the provisions of this Lease. The provisions of this Lease shall also govern the Redeveloper's obligations with respect to insurance and restoration of casualty losses under the deed of trust.

            17.  Insurance and Indemnity.
                 -----------------------

                 (a)  Liability Insurance.
                      -------------------

                    (i) Redeveloper shall procure at its sole cost and expense, and keep in effect from the date of this Lease and at all times until the end of the Term, Commercial General Public Liability Insurance applying to the use and occupancy of the Property, or any part thereof, and the business operated by Redeveloper, its sublessees, licensees, employees, agents, or any other occupant, on the Property. Such insurance shall include Broad Form Contractual liability insurance coverage insuring all of Redeveloper's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability or the equivalent thereof of at least Five Million Dollars ($5,000,000). Redeveloper's public liability insurance shall include dram shop liability insurance or liquor liability insurance. All of Redeveloper's public liability insurance policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned, occurring during the policy term, shall be endorsed to provide that such coverage shall be primary and that any insurance maintained by Agency shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage;
  (ii) deleting any liquor liability exclusion; and (iii) providing for coverage of employer's automobile non-ownership liability. All such insurance shall provide for severability of interests or a cross-liability endorsement; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period. The policy shall be endorsed to waive the insurer's rights of subrogation against Agency.

                 (b) Workers' Compensation Insurance.  Redeveloper shall also
                     -------------------------------
  maintain Workers' Compensation insurance in accordance with California law, and an employer's liability insurance endorsement with customary limits. The policy shall be endorsed with a waiver of subrogation clause for Agency and the City and their members, council members, officers, employees, and agents.

                 (c)  Property Insurance.
                      ------------------

                      (i) Redeveloper shall at Redeveloper's expense obtain and keep in force during the Term of this Lease a policy of Broad Form (fire and extended coverage) insurance covering loss or damage to the Property (including the Improvements), and all furniture, fixtures, equipment, and other personal property of Redeveloper, in the amount of the Full Replacement Cost Value thereof, as the same may exist from time to time, against all perils included within the classification of fire, extended coverage, builder's risk, vandalism, malicious mischief, and special extended perils ("Special Form," as that term is known in the insurance industry). Agency and Redeveloper shall be named as the loss payees on such policy, and any such coverage for the Convention Center Parcel shall include a Lender's Loss Payable endorsement in favor of Agency, but Agency's rights shall be subject to the provisions of this Lease. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $100,000 per occurrence, and Redeveloper shall be liable for such deductible amount. Redeveloper shall, in addition, obtain and keep in force during the Term of this Lease a policy of rental interruption insurance covering a period of one year, with loss payable to Agency, which insurance shall also cover all Base Rent, Taxes and insurance premiums for said period.

                      (ii) The "Full Replacement Cost Value" of the property to be insured under this Section shall be determined by Redeveloper subject to Redeveloper's exercise of its reasonable discretion. Not more frequently than once every three (3) years, either party shall have the right to notify the other party that it elects to have the Full Replacement Cost Value redetermined by an independent party. The determination and redeterminations shall be made promptly and in accordance with the rules and practices of the Insurance Services Office, or a like board recognized and generally accepted in the industry, and each party shall be promptly notified of the results by the party making the determination. The insurance policy shall be adjusted according to the redetermination.

                 (d)  Insurance Policies.
                      ------------------

                      (i) Not more frequently than once every three (3) years, if in the reasonable opinion of Agency the amount or type of any insurance at that time is not adequate, Redeveloper shall either acquire or increase the insurance coverage as reasonably required by Agency.

                      (ii) All insurance required under this Lease shall be issued by companies having a Best's rating of B++vi or better and otherwise reasonably satisfactory to Agency. Redeveloper shall deliver to Agency copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses as required by this
  Section 28. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Agency. Redeveloper shall, at least thirty (30) days prior to the expiration of such policies, furnish Agency with renewals or "binders" thereof. Redeveloper shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Section 28. All policies of insurance shall name Agency and the City and their members, council members, officers, employees and agents, and any additional parties designated by Agency, as additional insureds (except to the extent Agency is the loss payee or a Lenders Loss Payable endorsee).

                      (iii) Redeveloper shall not use the Property in any manner, even if the use is for the purposes permitted herein, that will result in the cancellation of any insurance required under this Lease. Redeveloper further agrees not to keep on the Property or permit to be kept, used, or sold thereon, anything prohibited by any fire or other insurance policy covering the Property.

                      (iv) If Redeveloper shall fail to obtain any insurance required under this Lease, Agency may, at its election, obtain such insurance and Redeveloper shall, as additional rent, reimburse Agency for the cost thereof plus a handling charge equal to Agency's costs in obtaining such insurance including but not limited to staff salaries and overhead, within five (5) days following demand therefor. If Redeveloper fails or refuses to maintain insurance as required hereunder, or fails to provide the proof of insurance, or fails to reimburse Agency for all costs of insurance including the handling charges, Agency shall have the right to declare this Lease in default without further notice to Redeveloper, and Agency shall be entitled to exercise all legal remedies for breach of this Lease.

                      (v) All insurance required to be provided hereunder is in addition to, and not in lieu of, the indemnity provisions of Sections 17(f) and 17(g) hereof. The procuring of such required policies of insurance shall not be construed to limit Redeveloper's liability hereunder, nor to fulfill the indemnification provisions and requirements of this Lease.

                      (vi) Redeveloper shall maintain the insurance described herein from and after the earlier of (A) the close of escrow for the Convention Center Parcel or (B) the date Redeveloper accepts possession of any Parcel, through and until the expiration or sooner termination hereof.

            (e) Waiver of Subrogation.  Redeveloper and Agency each hereby
                ---------------------
  release and relieve each other and the City, and waive their entire right of recovery against the other and the City for loss or damage arising out of or incident to the perils insured against under Section 17(c), which perils occur in, on or about the Property, whether due to the negligence of Agency, the City or Redeveloper or their agents, employees, contractors and/or invitees. Redeveloper shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease and obtain the insurance carrier's consent thereto.

            (f) Indemnity.  Redeveloper shall indemnify, defend, protect, and
                ---------
  hold harmless Agency and the City (and Agency's and the City's members, employees, agents and contractors) from and against any and all claims, losses, proceedings, damages, causes of action, liability, costs and expenses (including reasonable attorneys' fees), arising from or inconnection with, or caused by (i) any act, omission or negligence of Redeveloper or any sublessee of Redeveloper, or their respective contractors, licensees, invitees, agents, servants or employees, wheresoever on or adjacent to the Property the same may occur; (ii) any use of the Property, or any accident, injury, death or damage to any person or property occurring in, on or about the Property, or any part thereof, or from the conduct of Redeveloper's business or from any activity, work or thing done, permitted or suffered by Redeveloper or its sublessees, contractors, employees, or invitees, in or about the Property (other than to the extent arising as a result of Agency's or the City's sole active negligence or to the extent of any wilful misconduct of the Agency or the City, but excluding any matter with respect to which Agency or City has or enjoys the benefit of sovereign immunity); and (iii) any breach or default in the performance of any obligations on Redeveloper's part to be performed under the terms of this Lease, or arising from any negligence of Redeveloper, or any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Agency or the City (or Agency's or the City's agents, members, employees, agents and contractors) by reason of any such claim, Redeveloper upon notice from Agency shall defend the same at Redeveloper's expense by counsel satisfactory to Agency. Redeveloper, as a material part of the consideration to Agency, hereby assumes all risk of damage to property or injury to persons in, upon or about the Property arising from any cause other than Agency's gross negligence or intentional acts, and Redeveloper hereby waives all claims in respect thereof against Agency. These provisions are in addition to, and not in lieu of, the insurance required under this Section 17.

            Agency shall indemnify, defend, protect, and hold harmless Redeveloper from and against any and all claims, losses, proceedings, damages, causes of action, liability, costs and expenses (including attorneys' fees), arising from or in connection with, or caused by (i) any matter arising prior to the Effective Date (except when arising as a result of any inspection, investigation, entry or other activity of Redeveloper on the Property), or
  (ii) any litigation arising as the result of or in connection with a purported prior sale of the Property.

            (g) Exemption of Agency from Liability.  Except as provided to the
                ----------------------------------
  contrary in Section 10(b) hereof, Redeveloper hereby assumes all risks and liabilities of a landowner in the possession, use or operation of the Property. Redeveloper hereby agrees that, Agency shall not be liable for injury to Redeveloper's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Redeveloper, Redeveloper's employees, invitees, customers, contractors, workers, or any other person in or about the Property, including any liability arising from the physical condition of the Property or the presence of any hazardous or toxic materials or substances on the Property, nor shall Agency be liable for injury to the person of Redeveloper, Redeveloper's employees, agents or contractors, whether such damage or injury is caused by or results from hazardous or toxic materials or substances, fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Property or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Redeveloper.

            18.  Condemnation.
                 ------------

                 (a)  Definitions.
                      -----------

                     (i) "Condemnation" means (A) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor and (B) a voluntary sale or transfer by Agency to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                     (ii) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

                     (iii) "Award" means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

                     (iv) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of condemnation or eminent domain.

            (b) Rights and Obligations Governed by Lease. If during the Term
                ----------------------------------------
  there is any taking of all or any part of the Property (including the Convention Center Parcel) or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined pursuant to this Section. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Property.

            (c) Total Taking.  If the Property is totally taken by Condemnation,
                ------------
  this Lease shall terminate on the Date of Taking. In the event of any such termination, any Base Rent paid in advance shall be pro-rated through the date the Lease is terminated.

            (d) Partial Taking.  If any portion less than all of the Property is
                --------------
  taken by Condemnation, this Lease shall remain in effect, except that Redeveloper can elect to terminate this Lease if the portion of the Property not so taken cannot be so repaired or reconstructed, taking into consideration the amount of the award available for repair, so as to be suitable for Redeveloper's continued use of the Property for the same use as the Property is being used immediately prior to the taking and the remaining premises would not be economically feasibly usable by Redeveloper. If Redeveloper elects to terminate this Lease, Redeveloper must exercise its right to terminate by giving notice to Agency within 90 days after the nature and the extent of the taking have been finally determined. If Redeveloper elects to terminate this Lease, Redeveloper also shall notify Agency of the date of termination, which date shall not be later than 180 days after Redeveloper has notified Agency of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Redeveloper. If Redeveloper does not terminate this Lease within the ninety-day period, this Lease shall continue in full force and effect.

            (e) Restoration of Property.  If there is a partial taking of the
                -----------------------
  Property and this Lease remains in full force and effect and pursuant to
  Section 18(d), Redeveloper shall accomplish all necessary restoration.

            (f) Temporary Taking.  On any taking of the temporary use of all or
                ----------------
  any part or parts of the Property for a period, or of any estate less than a fee, ending on or before the expiration date of the Term, the Term shall not be reduced, extended, or affected in any way, and Redeveloper shall be entitled to any Award for the use or estate taken. If a result of the taking is to necessitate expenditures for changes, repairs, alterations, modifications, or reconstruction of the improvements, Redeveloper shall accomplish all necessary changes, repairs, alterations, modifications, or reconstruction of the improvements at Redeveloper's sole cost and expense in accordance with Section 11 hereof. If any such taking is for a period extending beyond the expiration date of the Term, the taking shall be treated under the foregoing provisions for total and partial takings, depending upon whether the temporary taking is of all or only a part of the Property.

            (g) Effect on Rent.  If any portion of the Property is taken by
                --------------
  Condemnation and this Lease remains in full force and effect, there shall be no effect on or reduction of the Base Rent or other rent payable hereunder unless such Condemnation materially affects Redeveloper's ability to conduct business from the Property, in which case Base Rent shall be adjusted in a reasonable proportion reflecting the impact on Redeveloper's business by such Condemnation.

            (h) Application of Award.  Any award for any entire taking shall be
                --------------------
  apportioned between Agency and Redeveloper as their interests may appear. In the event of a partial taking, any part of the award attributable to improvements shall be divided between the parties in the manner provided in
  Section 16(d)(ii) hereof, and, in consideration of the abatement of rent, any part of the award attributable to land shall be paid to Agency; provided, however, that nothing contained herein shall be deemed to give Agency any interest in or require Redeveloper to assign to Agency any award made to Redeveloper for the unamortized value of any improvements or furniture, fixtures, or equipment or other personal property on the Property constructed or provided by Redeveloper at Redeveloper's sole cost and expense in accordance with this Lease (amortized on a straight line basis over the period in which the cost of such improvements or furniture, fixtures or equipment or personal property are credited to Base Rent), taking of personal property and fixtures belonging to Redeveloper and removable by Redeveloper at the expiration of the Term hereof (except to the extent Redeveloper has received a rent credit therefor), as provided hereunder, or for the interruption of, or damage to, Redeveloper's business or for relocation expenses recoverable against the condemning authority, or in the event of a partial taking, the cost of restoring the Property to a usable condition. Anything herein to the contrary notwithstanding, in the event of a termination of the Lease by reason of any such taking, Agency shall be relieved of any obligation to repay to Redeveloper the initial purchase price of the Convention Center Parcel, it being understood and agreed by the parties that Redeveloper's rights shall be limited to the allocation of the award or settlement in lieu thereof.

            (i) Waiver of Right to Take By Eminent Domain.  Agency hereby waives
                -----------------------------------------
  its right to acquire the Property or any material part thereof by exercise of the power of eminent domain, for the five year period from and after the Effective Date, and any time after the opening of the Card Club for business.

            19.  Assignment, Subletting and Encumbering.
                 --------------------------------------

            (a) Prohibition Against Voluntary Assignment, Subletting, and
                ---------------------------------------------------------
  Encumbering.  Except as provided in this Section to the contrary, Redeveloper
  -----------
  shall not, without Agency's prior written consent, voluntarily assign or encumber Redeveloper's interest in this Lease or in the Leasehold Parcels, or sublease substantially all or any part of the Leasehold Parcels, or allow any other person or entity (except Redeveloper's authorized representatives) to occupy or use all or any part of the Property. For the purposes hereof, an "encumbrance" shall mean mortgage, deed of trust, land sale contract, lease or other financing device. Any attempted assignment, encumbrance, or sublease shall be voidable by Agency and, at Agency's election, shall constitute a default hereunder. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Section. Any sale or transfer of the Convention Center Parcel other than as permitted hereunder shall void the Agency's obligation to repurchase the Convention Center Parcel upon termination of the Lease but not its right to do so at its option.

            (b) Special Exceptions.  Anything in Section 19(a) to the contrary
                ------------------
  notwithstanding, Agency hereby acknowledges that:

            (i) Redeveloper intends, immediately upon the commencement of the Term of the Lease, to convey the Convention Center Parcel and assign this Lease to Hollywood Park, Inc., and Hollywood Park, Inc., intends to let the operation of the Card Club to Compton Entertainment Inc., or a third party. Subject to Hollywood Park, Inc., assuming all obligations under this Lease, Agency hereby consents to said conveyance and assignment of this Lease and agrees that the original Redeveloper shall thereupon be relieved of all obligations hereunder other than those obligations which accrued prior to the date of the assignment, and other than those obligations specifically not assumed by Hollywood Park, Inc.

            (ii) At such time as Hollywood Park, Inc. qualifies to hold a gaming license, it intends to convey the Convention Center Parcel and assign this Lease to a joint venture composed of itself and CEI, and CEI intends to assign its rights under the lease of the Card Club and the City of Compton Gaming License to said joint venture. Provided that Hollywood Park, Inc., then holds a majority in interest in equity ownership and managerial control of the joint venture, Agency hereby consents to said conveyance and assignments.

            (iii) Nothing herein shall be deemed to waive Agency's rights under
  Section 19(a) with respect to any other or additional assignments or sublettings, whether of a similar or dissimilar nature.

            (iv) The Agency shall not unreasonably withhold its consent to a sublease of the Hotel. No consent by the Agency to any sublease or assignment shall operate to release the Redeveloper or any assignee from any of obligations hereunder undertaken by Redeveloper or assumed by such assignee, except as provided in Section to the contrary.

            (c) Right to Sublease Restaurant, Bar, Night Club, and Parking Area.
                ---------------------------------------------------------------
  Notwithstanding the provisions of Section 19(a) hereof, Redeveloper shall have the right, without Agency's consent, to lease or sublease discrete portions of the Property, such as a restaurant, bar, nightclub, and parking areas, to an operator, provided that Redeveloper shall provide to Agency thirty (30) days prior written notice of the name of the sublessee and the name of the operator of the restaurant, bar or nightclub.

  Redeveloper shall not sublease or otherwise assign this DDA or the right to operate the Card Club area to any person or entity that has not qualified under Municipal Code 9-10 with respect to obtaining a license to operate a card club.

            (d) Corporate Reorganization.  Any dissolution, merger,
                ------------------------
  consolidation, or other reorganization of Redeveloper, or the sale or other transfer of a controlling percentage of the capital stock of Redeveloper, shall be deemed a voluntary assignment hereof. The phase "controlling percentage" means the ownership of, or the right to vote, stock possessing 50% or more of the total combined voting power of all classes of Redeveloper's capital stock issued, outstanding, and entitled to vote for the election of directors. As to any issuance or transfer of shares whatsoever, Redeveloper shall promptly notify the Agency of (i) the number of shares issued or transferred, (ii) the name of the recipient or transferee of such shares, and
  (iii) the number of all shares of Redeveloper then issued and outstanding, and the percentage of all shares so transferred or changed. In the event a corporation whose stock is publicly traded shall become a successor in interest to Redeveloper, then this preceding sentence shall apply only to a transfer of 5% more of the voting securities of such corporation. If Redeveloper changes to a partnership, the foregoing provisions shall similarly apply to partnership interests so transferred or created.

            (e) Encumbrance or Assignment as Security.
                -------------------------------------

            (i) Notwithstanding any other provision contained in this Lease, Redeveloper shall have the right to encumber or assign Redeveloper's interest in the Convention Center Parcel and in this Lease to any bank, savings and loan, insurance company, or other institutional lender for the purpose of financing the construction of the Initial Improvements or for purposes of expansion on the Property and for the purpose of providing a take-out loan (in a principal amount not to exceed the actual total cost of constructing such Initial Improvements or of constructing the expansion facilities), provided only that upon execution of such encumbrance (or any amendment, supplement or modification thereto) a true copy of such instrument and the obligation secured thereby be promptly delivered to Agency together with a written notice of the name and mailing address of the lender, the date and place of recording or filing of record thereof and recorder'sinstrument number, book and page reference or other recorder's index reference. Until such true copies and notice are delivered to Agency any such instrument shall have no force or effect whatsoever on the enforcement by Agency of any provisions of this Lease or any rights or remedies hereunder. During the existence of a permitted encumbrance and following delivery thereof there shall be no cancellation, surrender, acceptance of surrender or modification of this Lease except (i) by a written instrument executed by Agency, Redeveloper and the lender, (ii) by reason of Redeveloper's exercise of the option provided for in Section 30 hereof, or (iii) default under the Lease that is not timely cured by Redeveloper or the lender. Lessor's interest in this Lease shall at all times remain senior and superior to the lien of any deed of trust or mortgage securing any such loan, and any such deed of trust or mortgage shall be subject to Agency's right to reacquire the Convention Center Parcel upon termination of the Lease, as hereinbefore provided.

            (ii) All financing described in the preceding paragraph shall provide that Agency shall have the right but not the obligation to assume Redeveloper's financing for any improvement of the Property. Redeveloper shall cause the lender to execute all documentation necessary to facilitate this right. Agency's exercise of this right shall not constitute a waiver of any other right Agency may have against Redeveloper.

            20.  Default.
                 -------

            (a) Redeveloper's Default.  The occurrence of any of the following
                ---------------------
  shall constitute a default by Redeveloper:

            (i) Failure to pay rent or any other payment required to be made by Redeveloper hereunder as and when due and the continuation of such failure to pay rent for ten (10) days after delivery by Agency to Redeveloper of written of such failure (in which event a Notice to Pay Rent or Quit provided in accordance with Code of Civil Procedure Section 1161 (or any successor statute) shall constitute the notice required for this purpose).

            (ii) Failure to pay any Taxes which Redeveloper is obligated to pay, other than possessory interest taxes to be paid by Agency pursuant to Section 8(a) hereof, on a timely basis, or the failure to provide any insurance required hereunder, and the continuation of such failure for ten (10) days after delivery by Agency of written of such failure to Redeveloper (in which event a notice provided in accordance with Code of Civil Procedure Section 1161 (or any successor statute) shall constitute the notice required for this purpose).

            (iii) Abandonment or surrender of the Property or the leasehold estate by Redeveloper.

            (iv) Cessation in a material fashion of either the Hotel or Card Club business for thirty (30) consecutive days. As used herein, cessation of operation of the Hotel shall mean the failure to operate the main floor and at least one floor of guest rooms, including service to said rooms. Said thirty
  (30) day period shall be subject to Section 32 hereof and shall not include any reasonably necessary periods of closure for repair or remodeling.

            (v) Failure to comply timely with the obligations set forth in the Schedule of Performance attached hereto as Exhibit 3, and the continuation of such failure or the failure to commence performance and diligently pursue the same to completion for thirty (30) days after receipt of written notice thereof from Agency.

            (vi) Failure to perform any other covenant or provision of this Lease, if the failure to perform is not cured within thirty (30) days after written notice. If the failure to perform cannot reasonably be cured within thirty (30) days, Redeveloper shall not be in default of this Lease if Redeveloper commences to cure the failure to perform within the thirty (30) day period and thereafter diligently and in good faith prosecutes the cure to completion.

            (vii) The subjection of any right or interest to attachment, execution, or other levy, or to seizure under legal process, if not released within ninety (90) days after such levy.

            (viii) An assignment by Redeveloper for the benefit of creditors or the filing of a voluntary or involuntary petition by or against Redeveloper under any law for the purpose of adjudicating Redeveloper a bankrupt; or for extending time for payment, adjustment, or satisfaction of Redeveloper's liabilities; or for reorganization, dissolution, or arrangement on account of or to prevent bankruptcy or insolvency; unless the assignment or proceeding, and all consequent orders, adjudications, custodies, and supervisions are dismissed, vacated, or otherwise permanently stayed or terminated within ninety (90) days after the assignment, filing, or other initial event.

            (ix) The appointment of a receiver, unless such receivership is terminated within ninety (90) days after the appointment of the receiver, to take possession of Redeveloper's interest in the Property or of Redeveloper's interest in the leasehold estate or of Redeveloper's operations on the Property for any reason, including but not limited to, assignment for benefit of creditors or voluntary or involuntary bankruptcy proceedings, but not including receivership (A) pursuant to a permitted first leasehold encumbrance, or (B) instituted by Agency, the event of default being not the appointment of a receiver at Agency's instance but the event justifying the receivership, or (C) commenced pursuant to any license dispute.

            (x) Failure to pay when due any license fee for the Card Club License as required by Section 9-10 of the Compton Municipal Code, or any additional sums set forth in the City's Resolution No. 17,087, as amended, and the continuation of such failure to pay such fee or sums for ten (10) days after delivery by the City of Compton or Agency to Redeveloper of written notice of such failure.

            (xi) Termination, annulment, cancellation, revocation, repeal, or rescission of any of Redeveloper's licenses or permits to operate a Card Club from the Project, or any other failure of Redeveloper to keep in full force and effect any license or permit required to operate the Card Club from the Project, and the expiration of all appeals thereof or the expiration of the time period for applying for an appeal or other procedure to reinstate the license or permit pursuant to the terms of any applicable ordinances, statutes, or regulations and the entry of a fraud judgment, supporting such termination, punishment, cancellation, revocation, etc., of such licenses if judicially reviewed; provided, however, notwithstanding the foregoing, if the reason for the termination, annulment, cancellation, revocation, repeal, or rescission is Redeveloper's failure to pay any fees to the City of Compton or the State of California as and when due, then Redeveloper shall be in default hereunder if such fees are not paid within sixty (60) days after their due date. Anything herein to the contrary notwithstanding, in this event that the then Redeveloper is not also the operator of the Card Club, the Redeveloper shall have ninety (90) days within which to substitute an approved operator for the Card Club, provided that the Agency shall extend such period for a reasonable time upon a creditable showing that the reason for delay is a matter not within the control of Redeveloper or its successor in interest.

            (b) Security for Performance of Redeveloper's Duties.  As additional
                ------------------------------------------------
  collateral security for Redeveloper's performance of its obligations under this Lease, Redeveloper shall execute and deliver to Agency:

            (i) As provided in Section 1(d)(iii) hereof, a first deed of trust and fixture filing encumbering the Convention Center Parcel, all improvements thereon, and all rights attendant thereto.

            (ii) A security agreement and a Financing Statement (UCC 1) covering all furniture, fixtures and equipment and other personal property installed on or used in connection with the Convention Center Parcel and any and all replacements therefor or additions thereto.

            (iii) A security agreement and a Financing Statement (UCC 1) covering all furniture, fixtures and equipment and other personal property installed on or used in connection with the Leasehold Parcels and any and all replacements therefor or additions thereto.

            Redeveloper, or its successors in interest, shall, at the request of Agency, execute any additional financing statements or continuation statements required to perfect and maintain the lien of such security agreements on the personalty so encumbered, including any replacements therefor or additions thereto, whether or not the filing period for any such continuation statement may have expired.

            (c)  Remedies.
                 --------

            (i) Cumulative Nature of Remedies.  If any default by Redeveloper
                -----------------------------
  shall continue uncured, following notice of default as required by this Lease, for the period, if any, applicable to the default under the applicable provision of this Lease, Agency shall have the remedies described in this subsection (c) in addition to all other rights and remedies provided by the security instruments referred to in subsection (b) above or otherwise provided by law or equity, to which Agency may resort cumulatively or in the alternative.

            (ii) Termination for Breach.  Agency may at Agency's election
                 ----------------------
  terminate this Lease for breach by giving Redeveloper written notice of termination. In the event Agency terminates this Lease, Agency may recover possession of the Property (which Redeveloper shall surrender and vacate upon demand) and remove all persons and property therefrom, and Agency shall be entitled to recover as damages all of the following:

            (A) The worth at the time of the award of any unpaid rent or other charges which have been earned at the time of termination;

            (B) The worth at the time of the award of the amount by which the unpaid rent and other charges which would have been earned after termination until the time of the award exceeds the amount of the loss of such rental or other charges that Redeveloper proves could have been reasonably avoided;

            (C) The worth at the time of the award of the amount by which the unpaid rent and other charges for the balance of the term after the time of the award exceeds the amount of the loss of such rental and other charges that Redeveloper proves could have been reasonably avoided; and

            (D) Any other amount necessary to compensate Agency for the detriment proximately caused by Redeveloper's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

            As used in subsections (A) and (B) above, the "worth at the time of the award" shall be computed by allowing interest at the rate of 10 percent per annum. As used in subsection (C) above, the "worth at the time of the award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent.

            (iii) Continuation of the Lease.  Even though Redeveloper has
                  -------------------------
  breached this Lease and abandoned the Property, at Agency's option this Lease shall continue in effect for so long as Agency does not terminate Redeveloper's right to possession, and Agency may enforce all of its rights and remedies hereunder, including the right to recover rent as it comes due under this Lease, and in such event Agency will permit Redeveloper to sublet the Property or to assign its interest in the Lease, or both, with the consent of Agency,which consent will not unreasonably be withheld provided the proposed assignee or sublessee is reasonably satisfactory to Agency as to credit and reputation and will occupy the Property for the same purposes specified herein. For purposes of this subsection, the following shall not constitute a termination of Redeveloper's right to possession: (i) acts of maintenance or preservation or efforts to relet the Property; or (ii) the appointment of a receiver under the initiative of Agency to protect Agency's interest under this Lease.

            (iv) Use of Redeveloper's Personal Property.  In the event of
                 --------------------------------------
  termination of the Lease for breach, Agency may at Agency's election use Redeveloper's personal property and trade fixtures located on, about or appurtenant to the Property or any of such property and fixtures without compensation and without liability for use or damage, or store them for the account and at the cost of Redeveloper. The election of one remedy for any one item shall not foreclose an election of any other remedy for another item or for the same item at a later time.

            (v) Assignment of Subrents.  Redeveloper assigns to Agency all
                ----------------------
  subrents and other sums falling due from tenants, subtenants, licensees, and concessionaires (herein collectively called "subtenants") during any period in which Agency has the right under this Lease, whether exercised or not, to reenter the Property for Redeveloper's default, and Redeveloper shall not have any right to such sums during that period. This assignment is subject and subordinate to any and all assignments of the same subrents and other sums to the lender under a permitted first leasehold encumbrance. Agency may at Agency's election upon the breach hereof by Redeveloper reenter the Property with or without process of law, without terminating this Lease, and either or both collect these sums or bring action for the recovery of the sums directly from such obligors. Agency shall receive and collect all subrents and proceeds from reletting, applying them: first, to the payment of reasonable expenses (including attorneys' fees or brokers' commissions or both) paid or incurred by or on behalf of Agency in recovering possession, placing the Property in good condition, and preparing or altering the Property for reletting; second, to the reasonable expense of securing new tenants or subtenants; third, to the fulfillment of Redeveloper's covenants to the end of the Term; and fourth, to Agency's uses and purposes. Redeveloper shall nevertheless pay to Agency on the due dates specified in this Lease the equivalent of all sums required of Redeveloper under this Lease, plus Agency's expenses, less the proceeds of the sums assigned and actually collected under this provision.

            (d) Late Charge.  Redeveloper hereby acknowledges that late payment
                -----------
  by Redeveloper to Agency of rent and other charges due under this Lease will cause Agency to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on Agency by the terms of any mortgage or trust deed covering the Property, or bond issues of Agency. Accordingly, if any installment of rent or any other charge due from Redeveloper is not received by Agency or Agency's designee within ten (10) days after such amount shall be due, then, at Agency's election and upon Agency's demand, Redeveloper shall pay to Agency a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents afair and reasonable estimate of the costs Agency will incur by reason of the late payment by Redeveloper. No late charge may be imposed more than once for the same late rental payment. Acceptance of such late charge by Agency shall in no event constitute a waiver of Redeveloper's default with respect to such overdue amount, nor prevent Agency from exercising any other rights and remedies granted to it hereunder.

            (e) Lender's Right to Cure Defaults.
                -------------------------------

            (i) Notice of Default.  Concurrently with giving notice of default
                -----------------
  to Redeveloper under Section 20(a), above, Agency shall deliver a copy of such notice of default to the lender under a permitted encumbrance at its address as furnished to Agency in accordance with Section 19(e).

            (ii) Lender's Right to Cure.  During the continuance in effect of a
                 ----------------------
  permitted encumbrance, Agency will not terminate this Lease because of any default on the part of Redeveloper if the lender, within 30 days after Agency has sent a written notice pursuant to Section 20(a):

            (A) Cures such default, if the default can be cured by the payment of money, or, if the default is not curable by the payment of money, commences or causes the trustee under the encumbrance to commence, and thereafter diligently pursues to completion proceedings to foreclose the encumbrance; and

            (B) Keeps and performs all of the covenants and conditions of this Lease requiring the payment or expenditure of money by Redeveloper until such time as Redeveloper's leasehold interest is sold upon foreclosure pursuant to the encumbrance, or transferred by an assignment in lieu of foreclosure.

            (iii) Transfer by Lender.  Notwithstanding the provisions of
                  ------------------
  Section 19(a) hereof restricting assignment of this Lease, this Lease may be assigned to the lender by judicial or non-judicial foreclosure or by assignment in lieu of foreclosure (without, however, releasing Redeveloper from any of its obligations hereunder) without further consent of Agency or any assumption agreement by the lender, the liability of the lender being limited to the period of its possession or ownership of this Lease. No other or further assignment shall be made except in accordance with the provisions of Section 19(a) of this Lease.

            (f) Waiver of Rights.  Redeveloper hereby waives any right of
                ----------------
  redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 or 1179, or under any other present or future law, in the event Redeveloper is evicted or Agency takes possession of the Property by reason of any default by Redeveloper hereunder.

            (g) Agency's Default.  Agency shall not be deemed to be in default
                ----------------
  in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within ninety (90) days after written notice by Redeveloper to Agency specifying wherein Agency has failed to perform such obligation; provided, however, that if the nature of Agency's obligation is such that more than ninety (90) days are required for its performance, then Agency shall not be deemed to be in default if it shall commence such performance within such ninety (90) day period and thereafter diligently and in good faith prosecute the cure to completion.

            21.  Agency's Entry on Property.  Agency and its authorized
                 --------------------------
  representatives shall have the right to enter the Property at all reasonable times upon reasonable notice to Redeveloper for any of the following purposes:

            (a) To determine whether the Property is in good condition and whether Redeveloper is complying with its obligations under this Lease;

            (b) To do any necessary maintenance and to make any restoration to the Property that Agency has the right to perform;

            (c) To serve, post, or keep posted any legal notices required or allowed under the provisions of this Lease;

            (d) During the last two years of the Term hereof, to show the Property to prospective brokers, agents, buyers, lenders, or persons interested in an exchange, at any time during the Term.

  Agency shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Agency's entry on the Property as provided in this Section, except damage resulting from the acts or omissions of Agency or its authorized representatives. Redeveloper shall not be entitled to an abatement or reduction of rent if Agency exercises any rights reserved in this Section. Agency shall conduct its activities on the Property as allowed in this Section in a manner that reasonably attempts to minimize any inconvenience, annoyance, or disturbance to Redeveloper's construction or business operations.

            22.  Notices.  Any notice, demand, request, consent, approval or
                 -------
  communication that either party desires or is required to give to the other party shall be in writing and shall be given to the addresses set forth below, and shall be deemed delivered three days after deposit into the United States mail, postage prepaid, by registered or certified mail, return receipt requested. Unless notice of a different address has been given in accordance with this Section, all such notices shall be addressed as follows:

       If to Agency, to:    Community Redevelopment Agency of the City of
                            Compton
                            205 South Willowbrook Avenue
                            Compton, California 90220
                            Attn:  Executive Director

       With a copy to:      Richards, Watson & Gershon
                            333 South Hope Street, 38th Floor
                            Los Angeles, California  90071
                            Attn:  William L. Strausz

       If to Redeveloper, to:  Compton Entertainment, Inc.
                            15045 Salt Lake Avenue
                            Industry, California  91746
                            Attn:  President

       With a copy to:      Mitchell, Silberberg & Knupp
                            11377 West Olympic Boulevard
                            Los Angeles, California 90064
                            Attn:  Jerry Neuman

            23.  Interest on Past-due Obligations.  Any amount due to Agency
                 --------------------------------
  which not paid when due shall bear interest at the maximum rate then allowable to be charged by non-exempt lenders under the usury and other applicable laws of the State of California from the date due until paid. Payment of such interest shall not excuse or cure any default by Redeveloper under this Lease.

            24.  Attorneys' Fees.
                 ---------------

            (a) If either party becomes a party to any litigation concerning this Lease or the Property, by reason of any act or omission of the other party or its authorized representatives, the other party shall be liable to such party for such party's actual attorney's fees and court costs incurred by it in the litigation. In the event of any litigation is undertaken against Agency concerning the validity of this DDA, Redeveloper shall indemnify, defend, and hold harmless Agency for all costs and expenses incurred by Agency on account of such litigation. Such defense shall be undertaken by legal counsel mutually selected by Agency and Redeveloper. Provided, however, if Agency shall become a defendant to any lawsuit concerning the validity of this DDA, and Redeveloper informs Agency that it does not wish to indemnify, hold harmless and defend Agency, then Agency may immediately cancel and terminate this DDA without any liability to Redeveloper whatsoever, and Redeveloper shall be relieved of all liability hereunder other than liability for matters (other than the defense of such litigation) which arose prior to such termination.

            (b) If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and costs of suit.

            25.  Estoppel Certificates.   At any time and from time to time,
                 ---------------------
  within thirty (30) days after notice of request by either party, the other party shall execute, acknowledge, and deliver to the requesting party, or to such other recipient as the notice shall direct, a statement certifying that this Lease is unmodified and in full force and effect; or, if there have been modifications, that it is in full force and effect as modified in the manner specified in the statement and acknowledging that there are no uncured defaults or failures to perform any covenant or provision of this Lease on the part of the requesting party or specifying any such defaults or failures which are claimed to exist. The statement shall also state the dates to which the rent and any other charges have been paid in advance. The statement shall be such that it can be relied on by any auditor, creditor, commercial banker, and investment banker of either party and by any prospective purchaser or the lender of the Property or all or any part or parts of Redeveloper's or Agency's interests under this Lease. Either party's failure to execute, acknowledge, and deliver, on request, the certified statement described above within the specified time shall constitute a breach of this Lease.

            26.  Surrender of Property.  At the expiration or earlier
                 ---------------------
  termination of the Term (other than by reason of the exercise of the option set forth in Section 30 hereof), Redeveloper shall surrender to Agency the possession of the Property. Surrender or removal of improvements, fixtures and trade fixtures shall be as directed in the provisions of this Lease on ownership of improvements, fixtures and trade fixtures at expiration or termination. Except as provided in Section 25 hereof to the contrary, Redeveloper shall leave the surrendered property and any other property in good and broom clean condition. All personal property that Redeveloper is not required to surrender but that Redeveloper does abandon shall, at Agency's election, become Agency's property at the expiration or the sooner termination of this Lease.

            27.  Form of Nondiscrimination and Nonsegregation Clauses; Local
                 -----------------------------------------------------------
  Hiring and Affirmative Action.
  -----------------------------

            (a) Redeveloper shall refrain from restricting the rental, sale or lease of the Property, or any portion thereof, on the basis of sex, age, handicap, marital status, race, color, religion, creed, ancestry or national origin of any person. All deeds, leases or contracts of sale shall contain or be subject to substantially the following nondiscrimination or nonsegregation clauses:

       1. In deeds: "The grantee herein covenants by and for himself, his heirs, executors, administrators and assigns, and all persons claiming under or through them, that there shall be no discrimination against or segregation of, any person or group of persons on account of sex, marital status, race, age, handicaps color, religion, creed, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the land herein conveyed, nor shall the grantee himself or any person claiming under or through him, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the land herein conveyed. The foregoing covenants shall run with the land."

       2. In leases: "The lessee herein covenants by and for himself, his heirs, executors, administrators and assigns, and all persons claiming under or through him, and this lease is made and accepted upon and subject to the following conditions:

       'That there shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, age, handicap, color, religion, creed, national origin or ancestry, in the leasing, subleasing, transferring, use, or enjoyment of the land herein leased, nor shall the lessee himself, or any person claiming under or through him, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the land herein leased.'"

       3. In contracts relating to the sale or transfer of the Property or any interest therein: "There shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, age, handicap, color, religion, creed, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the land, nor shall the transferee himself or any person claiming under or through him, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, subtenants, sublessees or vendees of the land."

            (b) Redeveloper further understands and agrees that in fulfillment of the provisions of this DDA, including this Lease, and in complying with the request of the Agency and the City Council of the City, that the creation of new jobs from this Project shall be filled with residents of the City of Compton who have lived in the City of Compton for more than one year, to the extent that it is practical and reasonable. Redeveloper shall make every reasonable effort to fulfill the provisions of this DDA, including the Lease, by complying with Ordinance No. 1667 of the City of Compton, relating to an Affirmative Action Program. Redeveloper shall work with local institutions to establish training programs to assist in ensuring a qualified local applicant base is established for all levels of employment at the Hotel, the Entertainment Center, and any related enterprises. Further, preferences shall be given to local residents when such residents demonstrate equal capability relative to other applicants for the same job. The covenants and agreements set forth in this subsection (b) shall survive the expiration or termination of this Lease after acquisition of title to the Property by Redeveloper, whether by exercise of the Option to purchase or otherwise.

            28.  Local Contractors.  Redeveloper shall make commercially
                 -----------------
  reasonable efforts to allocate the work associated with the construction of the Initial Improvements in a manner which provides local contractors with an opportunity to participate in such work. Contracts for the Initial Improvements shall be let on the basis of price, quality of service and reputation. Further, preferences shall be give to local contractors and minority owned businesses when such contractors demonstrate equal capability and bondability relative to other contractors for the scope of work to be performed.

            29.  Expansion Parcels.
                 -----------------

            (a) Subject to the provisions of Section 29(b), during the first fifteen (15) years Lease Years of the Term, Agency shall have the full right to use the Expansion Parcels, without payment of consideration to Redeveloper. Any such use shall be of a type which shall not disturb Redeveloper's quiet enjoyment of the balance of the Property or otherwise adversely affect the use thereof. Agency shall retain all rentals and other revenues payable on account of the Expansion Parcels. Provided, however, that Redeveloper shall have the right, upon ninety (90) days notice in writing to Agency, to terminate Agency's use of the Expansion Parcels. Redeveloper shall terminate Agency's use of the Expansion Parcels only upon delivery to Agency of plans and specifications and financing commitments, as described in Section 11 hereof, for a new card club or casino or other use permitted by the Agency on the Expansion Parcels, together with reasonable evidence satisfactory to Agency that Redeveloper shall open the new card club or casino or other use permitted by the Agency for business within nine (9) months after the termination date of Agency's right to use the Expansion Parcels.

            (b) If Redeveloper does not open the new card club or casino or other use permitted by the Agency for business on the Expansion Parcels or another portion of the Property in compliance with Section 9(g) hereof prior to the expiration of the 15th Lease Year, and Agency receives a bona fide proposal, from a reputable third party developer with the capacity to perform, which proposal Agency wishes to accept, Agency shall give notice in writing thereof to Redeveloper. Unless, within said ninety (90) day notice period, Redeveloper irrevocably commits to either (i) open a new casino or card club or other permitted use on the Expansion Parcels within one year thereafter, or
  (ii) undertake the same type of development as has been proposed by the offeror or one meeting or exceeding the benefit to the Agency of that of the offeror, Agency shall have the right to proceed with the other transaction, and, upon the closing thereof, all Redeveloper's rights in the Expansion Parcels shall terminate and shall be of no further force or effect. In such event, the purchase price set forth in the Option (described below), shall be reduced as provided in Section 30(e) hereof, and the Base Rent shall be equitably reduced (based upon the values established in the Agency's original appraisal for the parcels comprising the Property), effective upon the closing of the transaction between Agency and the third party developer. Any attempt by Redeveloper to wrongfully interfere with the other transaction or the closing thereof, other than by committing to the expansion as provided hereinabove, may, at the option of Agency, be deemed default hereunder.

            30.  Option to Purchase.  Agency hereby grants to Redeveloper the
                 ------------------
  option to purchase the Leasehold Parcels, including all buildings, furniture, furnishings and equipment and inventory of food, beverages and other supplies (the "Option"), subject to the following terms and conditions:

            (a) Subject to the provisions hereof, Redeveloper may deliver a written notice of Redeveloper's election exercise the Option at any time during the Term hereof. Escrow shall close on or before ninety (90) days after receipt by Agency of Redeveloper's written notice of Redeveloper's election to exercise the Option, and Agency shall deliver to Redeveloper marketable title to the Leasehold Parcels free and clear of any encumbrances other than those (i) in existence at the Effective Date, (ii) approved by Redeveloper pursuant to this Lease, or (iii) created or incurred by Redeveloper; provided, however, the Property shall be free and clear of all monetary liens in existence on the Effective Date other than those created by Redeveloper (including, without limitation, deeds of trust executed by the Redeveloper, its successors and assigns, and mechanics liens resulting from work performed at the request of the Redeveloper). Agency agrees that it will not voluntarily encumber title to the Leasehold Parcels without Redeveloper's prior written consent. At the closing, Agency shall deliver to Redeveloper a good and sufficient grant deed with respect to the Leasehold Parcels.

            (b) Redeveloper shall have no right to exercise the Option, notwithstanding any provision in the grant of option to the contrary (i) at any time when Redeveloper is in default hereunder and continuing until the default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Agency is due from Redeveloper and unpaid (without any necessity for notice thereof to Redeveloper) and continuing until the obligation is paid, or (iii) in the event that this Lease has been terminated for any reason, or (iv) during any time Redeveloper's payment of license fees required by Section 9-10 of the Compton Municipal Code, or additional sums set forth in the City's Resolution No. 17,087, as amended, is due and unpaid, or (v) during any time any license or permit of Redeveloper or any subtenant or operator to operate a Card Club from the Property is suspended and has not been reinstated, subject, however, to the right of Redeveloper to replace an operator pursuant to Section 20(a)(xi) hereof.

            (c) All rights of Redeveloper under this Section shall terminate and be of no further force or effect, if this Lease is terminated for any reason, or if any license or permit from the City of Compton or the State of California to operate a Card Club from the Property is terminated, annulled, canceled, revoked, repealed, or rescinded, or any other failure of Redeveloper or an operator claiming under Redeveloper to keep in full force and effect any license or permit required to operate the Card Club from the Project, and the expiration of all appeals thereof or the expiration of the time period for applying for an appeal or other procedure to reinstate the license or permit pursuant to the terms of any applicable ordinances, statutes, or regulations; provided, however, notwithstanding the foregoing, if the reason for the termination, annulment, cancellation, revocation, repeal, or rescission is Redeveloper's failure to pay any fees to the City of Compton or the State of California as and when due, then Redeveloper's rights under this Option shall terminate if such fees are not paid within 60 days after their due date.

            (d) The Option granted to Redeveloper in this Lease is personal to Redeveloper, and may not be assigned voluntarily or involuntarily, or be exercised by any person or entity other than Redeveloper or a permitted assignee of Redeveloper.

            (e) Redeveloper shall have the right to elect to purchase only the Hotel Parcel and the Parking Parcels at the time Redeveloper exercises the Option. In such case,at the time Redeveloper exercises the Option, Redeveloper may elect either (i) to terminate this Lease as to the Expansion Parcels, or (ii) continue this Lease with respect to the Expansion Parcels. If Redeveloper elects to continue this Lease with respect to the Expansion Parcels, then upon the close of escrow for the Hotel Parcel and Parking Parcels, the Base Rent for the Expansion Parcels shall be fifty-nine percent (59%) of the Base Rent set forth in Section 10, and there shall be a termination of any remaining Rent Reduction/Credit pursuant to Section 10. Thereafter, the Redeveloper shall continue to have the option to purchase the Expansion Parcels, subject to the provisions hereof.

            (f) (i) If Redeveloper purchases all the Leasehold Parcels at once, then the purchase price of the Leasehold Parcels shall be the sum of $8,082,500.00, increased at the rate of two percent (2%) per annum, simple interest, from the Effective Date, and decreased in an amount equal to interest at the rate of five percent (5%) per annum, simple interest, calculated on the purchase price of the Convention Center Parcel from the Effective Date to the date of closing of the purchase under the Option; provided, however, that the purchase price as so adjusted shall not be greater than the fair market value of the Property but, in no case, shall the ultimate purchase price be less than $8,082,500.00.

            (ii) If Redeveloper purchases only the Hotel Parcel and the Parking Parcels (whether due to the severing of the Expansion Parcel from this Lease due to the provisions of Section , or Redeveloper's election to purchase only the Hotel Parcel and Parking Parcels, as provided in Section ), then the purchase price of the Hotel Parcel and the Parking Parcels shall be the sum of $3,350,000.00, regardless of when purchased./1/

            (iii) If upon acquisition of the Hotel Parcel and Parking Parcels Redeveloper has elected to continue this Lease, and thereafter purchases the Expansion Parcels, then the purchase price of the Expansion Parcels shall be calculated pursuant to the following formula:

       EPPP =  4,732,500 + (8,082,500 x .01 x (HPPD - ED)) + (4,732,500 x .02 x
                  (EPPD - HPPD))

  utilizing the following definitions:

       EPPP = Expansion Parcels Purchase Price
       HPPD = Hotel Parcel and Parking Parcels Date of Purchase
       ED   = Effective Date
       EPPD = Expansion Parcels Date of Purchase

  utilizing the number of years, and any fraction thereof, between the HPPD, the ED, and the EPPD for the purpose of calculating the resulting factors.
-----------
  /1/ This is due to the fact that the parties had agreed to a base price of the Hotel Parcels and Parking Parcels in the sum of $3,350,000, increased at the rate of 2% per annum from the Effective Date, and reduced by the sum of the credit of 5% of the $2,000,000 purchase price for the Convention Center Parcel. However, due to the fact that such amount would result in a purchase price of less than $3,350,000, the parties have agreed to fix the purchase price of the Hotel Parcels and the Parking Parcels at $3,350,000.

            (g) The purchase price shall be paid in all cash through the close of escrow. Agency will pay the cost of a CLTA policy of title insurance, any documentary transfer tax, and one half of the escrow fees. Redeveloper will pay cost of recording, the additional premium and any expenses (including survey costs) in the event Redeveloper desires to obtain an extended coverage policy of title insurance, and the other half of the escrow fees. In connection therewith, the parties shall execute normal and necessary escrow instructions and all documents reasonably called for thereunder, so long as such instructions and documents are not inconsistent herewith.

            31.  Holding Over.  If Redeveloper, with Agency's consent, remains
                 ------------
  in possession of the Leasehold Parcels or any part thereof after the expiration or termination of the Term of this Lease, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Redeveloper, except that the annual Base Rent shall be 150% of the annual Base Rent set forth in Section 10, above (as, and if, adjusted pursuant hereto), and shall be payable monthly, in advance, in installments equal to 1/12th of the annual Base Rent so calculated.

            32.  Force Majeure; Extension of Times of Performance.
                 ------------------------------------------------

            (a) Force Majeure.  Except as otherwise provided in this Lease,
                -------------
  delay in performance by any party hereunder shall not be a default where delays or defaults are due to war; insurrection; strikes; lock-outs; riots; floods; earthquakes; fires; casualties; acts of God; acts of the public enemy; epidemics; quarantine restrictions; freight embargoes; shortages of transportation; unusually severe weather; or any other causes (other than financial inability) beyond the reasonable control or without the fault of the party claiming an extension of time to perform. An extension of time for any such cause shall only be for the period of the delay, which period shall commence to run from the time of the commencement of the cause, if written notice by the party claiming such extension is delivered to the other party within ten (10) days after commencement of the cause, and shall otherwise commence to run from the date of delivery of such notice.

            (b) Extension of Time.  If prior to a date which is three months
                -----------------
  after the Effective Date, any lawsuit is filed by a third party against Agency on account of the California Environmental Quality Act ("CEQA") or otherwise challenging Agency's ability to enter into this transaction to lease the Property for the purposes hereof, or against the City of Compton on account of the card club license in favor of Redeveloper, then, to the extent permitted by law, the time periods provided herein shall be tolled until resolution of such lawsuits in favor of Agency or City, as the case may be or until there has been compliance with CEQA, and the parties shall cooperate in the defense of such action, with the costs ofsuch defense being borne as hereinabove provided, and/or shall take all steps necessary to comply with the requirements of CEQA.

            33.  Sale or Transfer by Agency.  In the event of any transfer or
                 --------------------------
  transfers of Agency's interest in the Property, other than a transfer for security purposes only, the transferor shall automatically be relieved of any and all obligations and liabilities on the part of the Agency accruing from and after the date of such transfer; provided, however, that any funds in the hands of Agency in which Redeveloper has an interest, at the time of such transfer, shall be turned over to the transferee and upon such transfer, Agency shall be discharged from any further liability with reference to such funds. The covenants and obligations of Agency contained in this Lease shall be binding upon Agency, its successors and assigns only during their respective periods of ownership. Any transferee must, however, comply with the requirements of the Gaming Laws of the State of California to the extent applicable.

            34.  Limitation on Recourse Against Agency.  Redeveloper agrees to
                 -------------------------------------
  look solely to Agency's interest in the Property and the real property of which it is a part (or the proceeds thereof) for the satisfaction of any remedy of Redeveloper, for the collection of a judgment (or other judicial process) requiring the payment of money by Agency in the event of any default by Agency hereunder (other than with respect to Agency's obligations pursuant to Section 10(b) hereof), and no other property or assets of Agency shall be subject to levy, execution, or other enforcement procedure for the satisfaction of Redeveloper's remedies under or with respect to this Lease, the relationship of Agency and Redeveloper hereunder, or Redeveloper's use or occupancy of the Property. Under no circumstances shall Redeveloper have any recourse against any tax increment revenues of Agency. Any obligations of Agency hereunder to deliver any funds to Redeveloper shall not be secured by any lien upon or pledge of the Agency's tax increment, and such obligations shall be subordinate and inferior to any and all rights, including but not limited to a pledge of any such moneys, created by (A) any bonded indebtedness now or hereafter created by the Agency, and (B) any loan agreement, lease agreement, or other obligation or agreement now or hereafter entered into by the Agency, or otherwise from time to time outstanding that is secured by a pledge of tax increment.

            35.  Redeveloper's Representations and Warranties.  Redeveloper
                 --------------------------------------------
  makes the following representations and warranties as of the date of this Lease and agrees that such representations and warranties shall survive and continue thereafter:

            (a) Status.  If Redeveloper is a corporation, it is duly organized,
                ------
  validly existing, in good standing under the laws of the state of its incorporation, has stock outstanding, which has been duly and validly issued, and is qualified to do business and is in good standing in the State of California with full power and authority to perform the obligations contemplated hereby. If Redeveloper is a partnership, it is duly formed and validly existing and has all power and authority to consummate the transactions contemplated hereby. If Redeveloper is a limited liability company, it is duly formed and validly existing and has all power and authority to perform the obligations contemplated hereby.

            (b) Authority.  Redeveloper has complied with all laws and
                ---------
  regulations concerning its organization, existence and transaction of business. Redeveloper has the right and power to own and develop the Project and Initial Improvements thereon as contemplated in this Lease.

            (c) No Litigation.  There is no litigation, action, suit, or other
                -------------
  proceeding pending or threatened against Redeveloper, the Property, or the Project which may in any manner whatsoever substantially adversely affect the validity, priority, or enforceability of this Lease or the construction, use, occupancy or operation of the Project.

            (d) Enforceability.  Redeveloper has full right, power and authority
                --------------
  to execute and deliver this Lease and all instruments executed pursuant hereto, and to perform the undertakings of Redeveloper contained in this Lease and all agreements executed pursuant hereto. This Lease and all agreements executed pursuant hereto constitute valid and binding obligations of Redeveloper which are legally enforceable in accordance with their terms, subject to the laws of bankruptcy, creditor's rights exceptions, and equity.

            (e) No Breach.  None of the undertakings of Redeveloper contained in
                ---------
  this Lease and all agreements executed pursuant hereto violates or any applicable statute, law, regulation or ordinance or any order or ruling of any court or governmental entity, or conflicts with, or constitutes a breach or default under, any agreement by which Redeveloper is, or the Project and Improvements thereon are, bound or regulated.

            (f) Financial Information.  All financial information delivered to
                ---------------------
  Agency by Redeveloper, including, without limit, information relating to Redeveloper, the Property, the Project, and the Improvements thereon, fairly and accurately represents such financial condition. No material adverse change in such financial condition has occurred.

            (g) Proceedings.  To the best of Redeveloper's knowledge,
                -----------
  Redeveloper is not in violation of any statute, law, regulation or ordinance, or of any order of any court or governmental entity.

            (h) Accuracy.  To the best of Redeveloper's knowledge, all
                --------
  documents, reports, instruments, papers, data, information and forms of evidence delivered to Agency by Redeveloper with respect to this Lease and all agreements executed pursuant hereto are accurate and correct, are complete insofar as completeness may be necessary to give Agency true and accurate knowledge of the subject matter thereof, and do not contain any material misrepresentation or omission. Agency may rely on such reports, documents, instruments, papers, data, information and forms of evidence without any investigation or inquiry.

            (i) Taxes.  To the best of Redeveloper's knowledge, Redeveloper has
                -----
  filed all federal, state, county and municipal tax returns required to have been filed by Redeveloper, and has paid all taxes which have become due pursuant to such returns or toany notice of assessment received by Redeveloper. Redeveloper has no knowledge of any basis for additional assessment with respect to such taxes.

            36.  Agency's Representations and Warranties.  Agency makes the
                 ---------------------------------------
  following representations and warranties as of the date of this Lease and agrees that such representations and warranties shall survive and continue thereafter:

            (a) No Litigation.  There is no litigation, action, suit, or other
                -------------
  proceeding pending or threatened against Agency, the Property, or the Project which may in any manner whatsoever substantially adversely affect the validity, priority, or enforceability of this Lease or the construction, use, occupancy or operation of the Project.

            (b) Enforceability.  Agency has full right, power and authority to
                --------------
  execute and deliver this Lease and all instruments executed pursuant hereto, and to perform the undertakings of Agency contained in this Lease and all agreements executed pursuant hereto. This Lease and all agreements executed pursuant hereto constitute valid and binding obligations of Agency which are legally enforceable in accordance with their terms, subject to the laws of bankruptcy, creditor's rights exceptions, and equity.

            (c) No Breach.  None of the undertakings of Agency contained in this
                ---------
  Lease and all agreements executed pursuant hereto violates or any applicable order or ruling of any court or governmental entity, or conflicts with, or constitutes a breach or default under, any agreement by which Agency is, or the Project and Improvements thereon are, bound or regulated.

            (d) Entitlements. The proposed development and use of the Property
                ------------
  is consistent with City's General Plan and all applicable zoning and land use ordinances and regulations.

            37.  Miscellaneous.
                 -------------

            (a) Governing Law.  This Lease shall be construed and interpreted in
                -------------
  accordance with the laws of the State of California.

            (b) Time of Essence.  Time is of the essence herein.
                ---------------

            (c) Additional Rent.  Any monetary obligations of Redeveloper to
                ---------------
  Agency under the terms of this Lease shall be deemed to be rent.

            (d) Quiet Enjoyment.  Upon Redeveloper's paying the Base Rent and
                ---------------
  other sums provided hereunder when due, and observing and performing all of the covenants, conditions, and provisions on Redeveloper's part to be observed and performed hereunder, Redeveloper shall enjoy the quiet possession of the Leasehold Parcels for the entire term hereof, subject to all of the provisions of this Lease.

            (e) Transfer of Agency's Interest.  In the event of any transfer or
                -----------------------------
  transfers of Agency's interest in the Property, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Agency accruing from and after the date of such transfer.

            (f) Waiver.  The waiver by Agency or Redeveloper of any breach by
                ------
  the other party of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of all or part of the rent due hereunder by Agency shall not be deemed to be a waiver of any preceding breach by Redeveloper of any term, covenant, or condition of this Lease, other than the failure to pay the particular rent so accepted, regardless of Agency's knowledge of such preceding breach at the time of acceptance of such rent. Acceptance by Agency of a part payment of the rent due shall not be construed as a waiver by Agency of any rights to collect the balance of the rent due.

            (g) Brokers.  Each party warrants to and for the benefit of the
                -------
  other that it has had no dealings with any real estate broker or other agent (attorneys excepted) in connection with the negotiation or making of this Lease. Agency shall indemnify Redeveloper for breaches by Agency of this warranty, and Redeveloper shall indemnify Agency for any breaches by Redeveloper of this warranty.

            (h) Headings.  The captions of the various sections of this Lease
                --------
  are for convenience and ease of reference only and do not define, limit, augment, or describe the scope, content, or intent of this Lease or of any part or parts of this Lease.

            (i) Inspection Of Books and Records.  Agency shall have the right at
                -------------------------------
  all reasonable times to inspect the books and records of Redeveloper relevant to the purposes of this Lease.

            (j) Merger.  The voluntary or other surrender of this Lease by
                ------
  Redeveloper, or a mutual cancellation thereof, or a termination by Agency, shall not work a merger, but instead, at the option of Agency, shall either terminate all or any existing subtenancies, or at the option of Agency, operate as an assignment to Agency of any or all of such subtenancies.

            (k) Gender; Number.  The neuter gender includes the feminine and
                --------------
  masculine, the masculine includes the feminine and neuter, and the feminine includes the masculine and neuter, and each includes corporations, partnerships and other legal entities whenever the context so requires. The singular number includes the plural whenever the context so requires.

            (l) No Joint Venture.  Nothing contained herein shall be construed
                ----------------
  to render the Agency in any way or for any purpose a partner, joint venturer, or associated inany relationship with Redeveloper other than that of Agency and Redeveloper, nor shall this Lease be construed to authorize either party to act as agent for the other.

            (m) Exhibits.  All exhibits to which reference is made in this Lease
                --------
  are hereby incorporated by reference. Any reference to "this Lease" includes matters incorporated by reference.

            (n) Entire Agreement; Modification.  This Lease contains the entire
                ------------------------------
  agreement between the parties. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statements, law or custom to the contrary notwithstanding. No promise, representation, warranty, or covenant not included in this Lease has been or is relied on by either party. Each party has relied on its own inspection of the Property and examination of this Lease, the counsel of its own advisors, and the warranties, representations, and covenants in this Lease itself. The failure or refusal of either party to inspect the Property, to read this Lease or other documents, or to obtain legal or other advice relevant to this transaction constitutes a waiver of any objection, contention, or claim that might have been based on such reading, inspection, or advice. No provision of this Lease may be amended or varied except by an agreement in writing signed by the parties hereto and the lender under a permitted first leasehold encumbrance or their respective permitted successors.

            (o) Joint and Several Obligations.  "Party" shall mean Agency or
                -----------------------------
  Redeveloper; and if more than one person is Agency or Redeveloper, the obligations imposed on that party shall be joint and several.

            (p) Severability.  The invalidity or illegality of any provision
                ------------
  shall not affect the remainder of this Lease and all remaining provisions shall, notwithstanding any such invalidity or illegality, continue in full force and effect.

            (q) Consents of Agency.  Neither Agency's execution of this Lease
                ------------------
  nor any consent or approval given by Agency hereunder in its capacity as Agency shall waive, abridge, impair or otherwise affect Agency's powers and duties as a governmental body. Any requirements under this Lease that Redeveloper obtain consents or approvals of Agency or the City are in addition to and not in lieu of any requirements of law that Redeveloper obtain approvals, licenses, or permits.

            (r) Records.  Agency or any representative or designee thereof may
                -------
  at any time during normal business hours, upon 48 hours' notice, examine the books and records of Redeveloper, or any officer, employee, agent, contractor, affiliate, related person, assignee or franchise, to the extent that such books and records relate, directly or indirectly, to the operation and income of the Card Club from the Property. Redeveloper shall keep all such records at the Property or at another location in Los Angeles County approved by Agency.

            (s) Recordation of Memorandum of Lease With Option to Purchase. This
                ----------------------------------------------------------
  Lease shall not be recorded. A memorandum of the Lease with Option to Purchase shall be recorded. The parties shall execute the memorandum in form and substance approved by Agency and as required by the title insurance company insuring Redeveloper's leasehold estate, and sufficient to give constructive notice of this Lease and the option to purchase set forth herein to subsequent purchasers and lenders.

            (t) Execution in Counterparts.  This Lease, or the memorandum of
                -------------------------
  this Lease, or both, may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement at Compton, California, as of the date first written above.

                             COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF COMPTON ("Agency")


                             By:__________________________________________
                                                 Chairman
  ATTEST:


___________________________
         Secretary

                             COMPTON ENTERTAINMENT, INC., a California corporation ("Redeveloper")


                             By:__________________________________________
                                        ROUBEN KANDILIAN, President

                                   EXHIBIT 1

LEGAL DESCRIPTIONS

ENTIRE PROPERTY
---------------

     Parcels 2, 7, 8, 9, and 11, of Parcel Map No. 7899, in the City of Compton, per map recorded in Book 79, Pages 47-49, of Parcel Maps, Official Records, Los Angeles County, California.

      Parcels 1 and 2 of Parcel Map No. 8669, in the City of Compton, per map recorded in Book 87, Page 9, of Parcel Maps, Official Records, Los Angeles County, California.

     Parcels 1, 2, 3, and 4 Parcel Map No. 10784, in the City of Compton, per map recorded in Book 112, Pages 96 and 97, of Parcel Maps, Official Records, Los Angeles County, California.

Convention Center Parcel/2/
------------------------

      Parcel 1 of Parcel Map No. 10784, in the City of Compton, per map recorded in Book 112, Pages 96 and 97, of Parcel Maps, Official Records, Los Angeles County, California, reserving and excepting therefrom easements for access to, support of and parking for the Hotel Parcel.

Hotel Parcel/1/
------------

      A parcel of air space which includes a nine (9) story hotel containing 290 guest rooms and ancillary areas such as lobbies, restaurant, kitchen, bars, commercial areas and the like, on Parcel 1 of Parcel Map No. 10784, in the City of Comptom, per map recorded in Book 112, Pages 96 and 97, of Parcel Maps, Official Records, Los Angeles County, California.

Parking Parcels
---------------

     Parcels 2, 3, and 4 Parcel Map No. 10784, in the City of Compton, per map recorded in Book 112, Pages 96 and 97, of Parcel Maps, Official Records, Los Angeles County, California.

Expansion Parcels
-----------------



-----------
/2/ The legal descriptions of the Hotel Parcel and the Convention Center Parcel are subject to change based upon legal descriptions prepared by a licensed civil engineer and approved by Agency and Redeveloper prior to the close of escrow for the Convention Center Parcel.

      Parcels 2, 7, 8, 9, and 11, of Parcel Map No. 7899, in the City of Compton, per map recorded in Book 79, Pages 47-49, of Parcel Maps, Official Records, Los Angeles County, California.

      Parcels 1 and 2 of Parcel Map No. 8669, in the City of Compton, per map recorded in Book 87, Page 9, of Parcel Maps, Official Records, Los Angeles County, California.

                                   EXHIBIT 2

SITE PLAN


                               [to be inserted]

                                   EXHIBIT 3

    SCHEDULE OF PERFORMANCE

 1. Execution of the DDA by Agency and           Within 15 days of Agency
    Redeveloper                                  approval

 2. Amendment of Redeveloper's Card Club         Within 60 days of Agency
    License from the City of Compton and         approval
    the City's adoption of an ordinance
    to waive transient occupancy taxes and
    valet taxes until the valet parking
    operation at the Hotel is profitable

 3. Redeveloper's Approval of Preliminary        By May __, 1995
    Title Report

 4. Redeveloper's Approval of ALTA Survey        By June 15, 1995

 5. Redeveloper's approval of Physical           By June 15, 1995
    Condition of the Property

 6. Recordation of Memorandum of Lease for       On the close of escrow for the
    the Project and issuance of leasehold        Convention Center Parcel or
    policy of title insurance                    July 31, 1995, whichever first
                                                 occurs (the "Effective Date")

 7. Redeveloper's submission of Design           Within 45 days after Agency's
    Development Drawings                         execution of the DDA

 8. Agency's approval or disapproval of          Within 30 days after receipt of
    Design Development Drawings                  same from Redeveloper

 9. Redeveloper's delivery to Agency of          Within 90 days after the
    financing commitments for the Project        Effective Date

10. Agency's approval of Redeveloper's           Within 30 days from submittal
    financing for the Project

11. Redeveloper's Submission of the Final        Within 120 days after the
    Construction Plans for Development           Effective Date
    of the Project (including construction
    drawings) sufficient to obtain building
    permits for the Initial Improvements

12. Agency's Approval of Final Construction      60 days after delivery of same
    Plans (including construction drawings,      to City and Agency, provided
    and final grading and landscaping plans)     they are acceptable to City
                                                 and Agency

13. Payment of fees and issuance of permits      Within 30 days of approval of
    for grading and site work, and               plans
    commencement of grading and site work

14. Payment of fees and issuance of building     Within 10 days after issuance
    permits and commencement of construction     of grading permit
    of the Initial Improvements

15. Commencement of Construction of              Within 10 days from approval of
    remaining work                               any construction plans

16. Completion of Construction of the Initial    Within 12 months after the
    Improvements and rehabilitation of Hotel,    Effective Date, subject to the
    and opening of the Hotel for business        length of any delays by the
                                                 Agency or City in approving
                                                 plans or specifications from
                                                 the time periods set forth
                                                 herein, and subject to Force
                                                 Majeure

17. Opening of the Card Club for business        Within 30 days of issuance of
                                                 a state license

                                   EXHIBIT 4

                          CONDITIONS OF CONSTRUCTION

     1. Submittal of Design Development Drawings and Preliminary Construction
        ---------------------------------------------------------------------
Budgets. Redeveloper shall prepare and deliver to Agency Design Development
-------
Drawings and a Preliminary Construction Budget for the proposed Initial Improvements to the Property. Upon Agency's reasonable approval of both the Design Development Drawings and the Preliminary Budget, Redeveloper shall have the right to partition the work represented by the Design Drawings in a manner which will promote the most expeditious construction and completion of the Initial Improvements. Notwithstanding the foregoing Redeveloper shall not commence construction as to any portion of the work until such time as Agency has approved complete Final Construction Plans, or if applicable, Final Interior Design Documents, and the Budget relative to the portion of work for which Redeveloper desires to commence construction.

     "Design Development Drawings" shall be prepared by a licensed architect or engineer, and shall include, but not be limited to, preliminary grading and drainage plans, soil tests, utilities, sewer and service connections, locations of ingress and egress to and from public thoroughfares, curbs, gutters, parkways, street lighting, designs and locations for outdoor signs, storage areas, and landscaping. The Design Development Drawings shall be based upon the Scope of Development, and shall enable Agency to make an informed judgment about the design and quality of construction. They shall also include delineation of landscape and architectural features, floor plans, sections and elevations, site treatment, proposed building materials and proposed colors, and other features. The Design Development Drawings shall describe all major design features, as well as the size, character and quality of the Project as to architectural and structural systems. Key details of the Project will be provided and samples of key materials to be used in public visible areas shall accompany the drawings. With the Design Development Drawings, Redeveloper shall deliver to Agency the certificate of the person who prepared the plans and specifications certifying that Agency has fully paid for them or waiving payment and waiving any right to a lien for preparing them and permitting Agency to use the Design Development Drawings without payment for purposes relevant to and consistent with this DDA. "Final Interior Design Documents" are those Final Construction Plans relating to the interior design of the Initial Improvements.

     2. Submittal of Final Construction Plans and Final Interior Design
        ---------------------------------------------------------------
Documents. Prior to the commencement of construction of any portion of the
---------
Initial Improvements, Redeveloper shall prepare complete Final Construction Documents or, if applicable, Final Interior Design Documents, and submit such documents to Agency for its approval. Upon receipt of approval from Agency, Redeveloper may commence construction in a manner consistent with the approved Final Construction Plans or Final Interior Design Documents.

     3. Submittal of Construction Budgets. Upon obtaining bids relative to
        ---------------------------------
approved Construction Documents or Interior Design Documents, Redeveloper shall submit to Agency a "bid based" Construction Budget outlining specific costs associated with the work to be performed pursuant to the approved Construction Documents or Interior Design Documents. Agency shall have the right to review such bid based budgets and request any additional information reasonably necessary to ascertain the appropriateness and reasonableness of the items contained within such bid based Construction Budget. Agency may, in the exercise of its reasonable, good faith judgment, determine whether the proposed budget is unreasonable, and in such case, then the unreasonable portion shall not be included in the Rent Reduction/Credit, unless such cost is shown to be reasonable pursuant to the arbitration provisions of this paragraph. If the parties cannot agree on a final budget, the question of whether such charge is appropriate and reasonable shall be submitted to binding arbitration in accordance with the Construction Industry Rules of the American Arbitration Association. In no case shall payments be made to affiliates of the Redeveloper without the Agency's prior written consent.

     4. Final Construction Plan Documents. Redeveloper shall submit to Agency
        ---------------------------------
all Final Construction Plans approved by the appropriate governmental agencies for issuance of the necessary permits to complete the Initial Improvements. Changes from the Final Construction Plans may be made without the prior written approval by Agency only if: a) they are not substantial or are made to comply with exceptions, requests or requirements of any governmental agency or official in connection with the inspection or approval of the work undertaken; or b) if they do not materially depart in size, utility or value from the Initial Improvements described in the Construction Documents or, if applicable, the Interior Design Documents previously submitted to Agency.

     5. Final Cost Breakdowns. Upon completion of the Initial Improvements,
        ---------------------
Redeveloper shall deliver to Agency a Final Cost Breakdown relative to the Initial Improvements for which Redeveloper is requesting a rent credit pursuant to Section 6 of the DDA. The form and content of the Final Cost Breakdown shall be subject to Agency's reasonable approval and shall not deviate materially from the Construction Budget absent good cause therefor (other than negligence or mismanagement on the part of Redeveloper) being shown. Any dispute with respect to such deviation shall be submitted to arbitration as provided herein above.

     6. Procedure for Qualification of Rent Credits. As a condition precedent to
        -------------------------------------------
Agency's, application of the rent credit described in Section 6 of the DDA, Redeveloper shall provide to Agency evidence verifying the expenditures represented in the Final Cost Breakdown. Such evidence may include, but not be limited to, original paid invoices, names and addresses of persons or firms who have furnished any work, labor or materials in connection with items contained in the Final Cost Breakdown and/or receipts indicating full payment of particular items contained in the Final Cost Breakdown. Agency reserves the right to refuse to provide a rent credit as to particular items for which Agency has evidence that such item was either not expended or paid in full; provided, however, that Redeveloper shall have the right to cure any alleged misallocation by presenting any contrary evidence to Agency. Redeveloper shall pay for and may include in the cost of the Initial Improvements any construction manager, project manager, accountants, auditors or supervisors hired by Agency, at Agency's reasonable discretion, for the purposes of reviewing and inspecting the course of construction and determining or confirming the appropriate rent credit to be applied. Agency's representatives shall have the right to attend regular construction meetings held by Redeveloper and its superintendents, contractors and subcontractors. Redeveloper shall not be entitled to receive any rent credit for materials or labor not actually incorporated into or used for the Initial Improvements. During the course of construction, Redeveloper shall provide Agency's representative (or Agency's Executive Director if no representative has been appointed) with copies of all periodic or special reports with respect to the work received by Redeveloper from its contractors, subcontractors, architects, engineers or other consultants and, at least monthly, with a statement of expenditures made to date.

     7. Performance Bonds. Redeveloper shall
        -----------------
provide a labor and material payment bond and a performance bond acceptable to the Agency naming the Agency as co-obligee thereon; provided, however, if Hollywood Park, Inc., shall guaranty to the Agency's satisfaction completion of the Initial Improvements, then the Redeveloper shall not be required to provide a labor and material payment bond or performance bond.

     8. City and Other Governmental Agency Permits and Approvals. Before
        --------------------------------------------------------
commencement of construction, Redeveloper shall secure, or cause to be secured, any and all permits which may be required by the City of Compton or any other governmental agency having jurisdiction over the construction or development of the Project. Redeveloper shall carry out the construction of the Initial Improvements in conformity with all applicable laws, including all applicable Federal, State and local occupation, safety and health laws, rules, regulations and standards.

     9. Selection of Consultants. Redeveloper shall have the sole right to
        ------------------------
select architects, landscape architects, consultants, engineers, interior designers, and contractors for the Project, provided such selection does not in any way violate or contradict any portion of the DDA. Agency shall select any consultants to perform the services described in Section 6 hereof.

     10. Cooperation of Agency. Agency shall cooperate with Redeveloper in
         ---------------------
providing a "fast track" basis of construction to expedite the design, construction and furnishing of the Initial Improvements. Additionally, Agency shall cooperate with Redeveloper in expediting any necessary permits or approvals on the part of the City of Compton for any portions of the work to be performed.

     11. Plans and Data. If the DDA is terminated for any reason, Redeveloper
         --------------
shall deliver to Agency, without a cost or expense to Agency, copies of any and all maps, architectural designs, engineering plans, drawings, studies, reports, surveys or data pertaining to the Project, provided Redeveloper has title to such items and the right to transfer such items free of claims or interest of any third party. Additionally, upon completion of the work, Redeveloper shall provide Agency with a set of "as built" plans for the Project.

     12. Notification of Commencement of Work. Redeveloper shall notify Agency
         ------------------------------------
of Redeveloper's intention to commence a work of improvement at least twenty
(20) days before commencement of any such work or delivery of any materials in connection therewith. The notice shall specify the approximate location and nature of the intended improvements. Agency shall have the right to post and maintain on the Property any notices of nonresponsibility provided for under applicable law, and to inspect the property in relation to the construction at all reasonable times.

     13. Cost of Construction; Mechanics' Liens. Except to the extent of any credit to Base Rent received by Redeveloper, the entire cost of constructing the Initial Capital Improvements shall be borne by Redeveloper. Redeveloper shall keep the Property free and clear of all mechanics' and materialmen's liens resulting from construction done by or for Redeveloper. Redeveloper shall have the right to contest the correctness or the validity of any such lien if, immediately on demand by Agency, Redeveloper procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half times the amount of the claim of lien. The bond shall meet the requirements of Civil Code (S)(S)3143 and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of suit, if it recovers in the action). Redeveloper shall hold harmless, defend and indemnify Agency and the Property and the property against all liability and loss of any type arising out of work performed on the Property by Redeveloper, together with reasonable attorneys' fees and all costs and expenses reasonably incurred by Agency in negotiating, settling, defending or otherwise protecting against such claims. If Redeveloper does not cause to be recorded the bond described in California Civil Code Section 3142 or otherwise protect the Property under any alternative or successor statue, and a final judgment has been rendered against Redeveloper by a court of competent jurisdiction for the foreclosure of a mechanics' materialman's, contractor's or subcontractor's lien claim, and if Redeveloper fails to stay the execution of the judgment by lawful means or to pay the judgment, Agency shall have the right, but not the duty, to pay or otherwise discharge, stay or prevent the execution of any such judgment or lien or both. Redeveloper shall reimburse Agency for all sums paid by Agency under this section, together with all Agency's attorneys fees and costs, plus interest on those sums, fees, and costs, at the maximum legal rate that may be charged by non-exempt lenders under the usury laws of the State of California. On completion of any substantial work of improvement during the term, Redeveloper shall file or cause to be filed a notice of completion. Redeveloper hereby appoints Agency as Redeveloper's attorney-in-fact to file the notice of completion on Redeveloper's failure to do so after the work of improvement has been substantially completed.

                                   EXHIBIT 5

                             SCOPE OF DEVELOPMENT



                               [To Be Inserted]

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
RECITALS

 1.  Purchase and Sale of the Convention Center Parcel                   2

 2.  Lease of the Hotel and Other Parcels                                4

 3.  Title and Survey                                                    5

 4.  Term                                                                6

 5.  Rent                                                                7

 6.  Rent Reduction/Credit                                               8

 7.  Additional Consideration                                            9

 8.  Taxes                                                               9

 9.  Use and Compliance with Laws                                       10

10.  Physical Condition of the Property                                 12

11.  Construction by Redeveloper                                        14

12.  Certificate of Completion                                          17

13.  Utilities and Services                                             18

14.  Maintenance                                                        18

15.  Alterations                                                        19

16.  Destruction                                                        19

17.  Insurance and Indemnity                                            22

18.  Condemnation                                                       26

19.  Assignment, Subletting and Encumbering                             28

20.  Default                                                            30

21.  Agency's Entry on Property                                         36

22.  Notices                                                            37

23.  Interest on Past-due Obligations                                   37

24.  Attorneys' Fees                                                    37

                                                                       Page
                                                                       ----
25.  Estoppel Certificates                                             38

26.  Surrender of Property                                             38

27.  Form of Nondiscrimination and Nonsegregation Clauses; Local
     Hiring and Affirmative Action                                     39

28.  Local Contractors                                                 40

29.  Expansion parcels                                                 40

30.  Option to Purchase                                                41

31.  Holding Over                                                      43

32.  Force Majeure; Extension of Times of Performance                  44

33.  Sale or Transfer by Agency                                        44

34.  Limitation on Recourse Against Agency                             44

35.  Redeveloper's Representations and Warranties                      45

36.  Agency's Representations and Warranties                           46

37.  Miscellaneous                                                     47
     (a)  Governing Law                                                47
     (b)  Time of Essence                                              47
     (c)  Additional Rent                                              47
     (d)  Quiet Enjoyment                                              47
     (e)  Transfer of Agency's Interest                                47
     (f)  Waiver                                                       47
     (g)  Brokers                                                      48
     (h)  Headings                                                     48
     (i)  Inspection Of Books and Records                              48
     (j)  Merger                                                       48
     (k)  Gender; Number                                               48
     (l)  No Joint Venture                                             48
     (m)  Exhibits                                                     48
     (n)  Entire Agreement; Modification                               48
     (o)  Joint and Several Obligations                                49
     (p)  Severability                                                 49
     (q)  Consents of Agency                                           49
     (r)  Records                                                      49
     (s)  Recordation of Memorandum of Lease With Option to Purchase   49
     (t)  Execution in Counterparts                                    49

EXHIBIT 1     LEGAL DESCRIPTIONS           1

EXHIBIT 2     SITE PLAN                    1

EXHIBIT 3     SCHEDULE OF PERFORMANCE      1

EXHIBIT 4     CONDITIONS OF CONSTRUCTION   1

EXHIBIT 5     SCOPE OF DEVELOPMENT         1